SUBJECT TO COMPLETION, DATED OCTOBER 22, 1999
                                                       REGISTRATION NO.
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                        ------------------------------

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ------------------------------

                           E-XACT TRANSACTIONS LTD.
       (Exact name of small business issuer as specified in its charter)


         COLORADO                         7232                  APPLIED FOR
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)Classification Code Number)(Identification Number)

1610-555 WEST HASTINGS STREET 1610-555 WEST HASTINGS STREET CT CORPORATION VANCOUVER, BRITISH COLUMBIA VANCOUVER, BRITISH COLUMBIA 1209 ORANGE STREET
      CANADA V6H 4N6              CANADA V6H 4N6           WILMINGTON, DELAWARE
      (604) 691-1670              (604) 691-1670                 19801 USA
(Address and telephone number  (Address of principal place     (302))658-7581
of principal executive offices)        of business)         (Name, address and
                                                            telephone number of
                                                             agent for service)

                        ------------------------------


                                  Copies to:

                            LESTER R. WOODWARD, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                        ------------------------------


                 APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                        ------------------------------


   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                        ------------------------------


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                   Amount to be      Proposed Maximum              Proposed Maximum           Amount of
Securities to be Registered                 Registered   Offering Price Per Share(1/  Aggregate Offering Price(1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share...  4,804,500        $ 1.00                         $4,804,500                $1,335
-----------------------------------------------------------------------------------------------------------------------------------

/1/Estimated solely for the purpose of calculating the registration fee, based upon the expected price at which the shares of common stock, $.001 par value, are to be offered.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

      This registration statement covers (a) the primary public offering by E-xact of 1,725,000 shares (the "Public Shares") of common stock, $.001 par value, (b) 75,000 shares paid to the placement agent, Canaccord, as a corporate finance fee, (c) 172,500 shares underlying a warrant paid to Canaccord in consideration of Canaccord's commitment to sell all of the shares in the offering, and (d) the concurrent offering on a delayed basis of 2,832,000 shares of common stock by certain selling stockholders of E-xact. The primary prospectus (the "Company Prospectus") covers the Public Shares being offered by E-xact. An alternate prospectus (the "Selling Stockholders Prospectus") will be used by the Selling Stockholders in connection with an offering by them for their accounts of up to 2,832,000 shares of common stock held by such Selling Stockholders. The Selling Stockholders Prospectus is identical to the Company Prospectus, except for (1) alternate front and back cover pages, which alternate cover pages are noted in the registration statement, (2) the sections entitled "Summary," "Use of Proceeds," "Plan of Distribution" and "Risk Factors" which alternate sections are indicated in the registration statement, and (3) the sections entitled "Determination of Offering Price" and "Dilution" which sections shall appear only in the Company Prospectus.


                                EXCHANGE RATES

      All dollar amounts herein are stated in U.S. dollars except where otherwise indicated. The following table reflects the rate of exchange for Canadian dollars per U.S. $1.00 in effect at the end of the following periods and the average rate of exchange during such periods, based on the Bank of Canada average noon spot rate of exchange:


                                  6 Months Ended           Year Ended
                                  June 30, 1999          December 31, 1998
                                  --------------         ---------------

Rate at end of period:               $1.4630                 $1.5333
Average rate for period:             $1.4691                 $1.4831

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 1999

INITIAL PUBLIC OFFERING
PROSPECTUS

                               1,725,000 Shares

                                [GRAPHIC OMITTED]

                           E-XACT TRANSACTIONS LTD.

                         Common Stock, $.001 par value

                        ------------------------------


      E-xact Transactions Ltd. is a software development company that offers a simple, electronic commerce solution for real time transaction processing over the Internet combined with a suite of value added merchant services. E-xact's computer software allows computer controlled cash registers, personal computers, personal computer based point-of-sale terminals, computer systems, and proprietary product platforms to accept credit card payments and submit those payments to processing centers for authorization and settlement.

      Canaccord Capital Corporation, E-xact's agent, has entered into a firm commitment agreement to sell all of the stock in this public offering at a price of $1.00 per share, for aggregate gross proceeds of $1,725,000.

      E-xact has filed an application to list its common stock on the facilities of the Vancouver Stock Exchange.

                               UNDERWRITTEN BY:

                         CANACCORD CAPITAL CORPORATION

                                   Total         Per Share
                                ------------     ---------
Public Offering Price           $  1,725,000     $  1.00
Underwriter Commissions*        $    129,375     $  0.075
Proceeds                        $  1,595,625     $  0.925

      E-xact has paid Canaccord a sponsorship fee of $10,000, an administrative fee of Cdn. $4,000 and granted to Canaccord a warrant entitling it to purchase shares of common stock in the future. E-xact also will pay Canaccord a corporate finance fee of 75,000 shares of common stock.

                        ------------------------------


      THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT PAGES 2 TO 7.

                        ------------------------------


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The date of this Prospectus is ______, 1999

                               TABLE OF CONTENTS

                                                                          PAGE

SUMMARY......................................................................1

RISK FACTORS.................................................................2

DILUTION.....................................................................8

USE OF PROCEEDS..............................................................9

DESCRIPTION OF E-XACT.......................................................10

DESCRIPTION OF BUSINESS.....................................................10

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................25

DESCRIPTION OF SECURITIES...................................................28

PLAN OF DISTRIBUTION........................................................31

DIRECTORS AND SENIOR OFFICERS...............................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................35

EXECUTIVE COMPENSATION......................................................36

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS..................37

DIVIDEND RECORD AND POLICY..................................................37

EXPERTS.....................................................................37

LEGAL MATTERS...............................................................37

WHERE YOU CAN FIND MORE INFORMATION.........................................38

                                    SUMMARY

      This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the offering, you should read this entire document and the documents we have referred you to. See "Where You Can Find More Information." Unless otherwise indicated, all dollar amounts are expressed in U.S. dollars.

E-XACT: E-xact was incorporated under the laws of the Province of British Columbia on August 13, 1998. On July 22, 1999 E-xact filed a Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby "domesticating" or transitioning from a Canadian company to one organized under the laws of the State of Delaware. The authorized share capital of E-xact consists of 50,000,000 shares of common stock with a par value of $.001 per share.


BUSINESS OF E-XACT: E-xact is a software development company that offers a simple electronic commerce, also known as "e-commerce," solution for real- time transaction processing combined with a suite of value added merchant services. E-xact's software allows computer controlled cash registers, personal computers, personal computer based point-of-sale terminals, computer systems and proprietary product platforms to accept credit card payments and submit those payments to payment processing centers for authorization and settlement.

OFFERING:           The offering consists of 1,725,000 shares of common stock to be offered to the public. Upon completion of the offering, there will be approximately 7,777,000 shares of common stock issued and outstanding. In addition:

                    o E-xact has granted stock options pursuant to which up to ____ shares may be issued in the future.

                    o E-xact has granted warrants pursuant to which up to 847,500 shares may be issued in the future.

USE OF PROCEEDS:    The gross proceeds from this offering will be $1,725,000.
                    From these proceeds, E-xact will pay an aggregate commission of $129,375 to Canaccord. After deducting the commission and prior to the payment of expenses, the net proceeds from this offering will be $1,595,625. E-xact's working capital as of September 30, 1999 was approximately $25,200. The net proceeds from the offering plus the working capital totals approximately $1,620,825 before expenses, and will be used to further E-xact's business objectives outlined in the "Description of Business" section of this Prospectus.

                                 RISK FACTORS

      An investment in E-xact common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this Prospectus, in determining whether to purchase shares of E-xact stock.

WE CANNOT BE SURE THAT SUFFICIENT WORKING CAPITAL WILL BE AVAILABLE TO COVER NECESSARY EXPENSES

      Since inception E-xact has financed its operations primarily through the private placement of equity securities, stockholder loans, and minimal sales from its e-commerce products. From inception, E-xact has raised approximately $840,517 in net proceeds from private equity financing.

      E-xact has expended and will continue to expend substantial funds for research and development, testing, capital expenditures, manufacturing and marketing of its products. The timing and amount of such spending is difficult to predict accurately and will depend upon several factors, including the progress of research and development efforts and competing technological and market developments, commercialization of products currently under development and market acceptance and demand for E-xact's products. E-xact currently estimates that it will be necessary to spend approximately $1,287,000 for the twelve months ending November 2000. There can be no assurance that cash flow from operations, together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of E-xact's operations. If necessary, E-xact may seek additional funds through equity or debt financing, through collaborative or other arrangements with other companies and from other sources. If additional funds are raised by issuing equity securities, further dilution to shareholders could occur. There can be no assurance that additional financing will be available when needed or on terms acceptable to E-xact. If adequate funds are not available, E-xact could be required to delay development or commercialization of new products, to license to third parties the rights to commercialize certain products or technologies that E-xact would otherwise seek to commercialize for itself or to reduce the marketing, customer support or other resources devoted to certain of its products, each of which could have a material adverse effect on E-xact's business, financial condition and results of operations.

WE HAVE A LIMITED OPERATING AND SALES HISTORY

      E-xact has a limited history of operations that has consisted primarily of research and development and initial sales of its e-commerce products and services. E-xact has generated only limited revenues from sales of its e-commerce products and services and does not have experience in manufacturing, selling or marketing its products in large, commercial quantities. E-xact's products and services have not gained significant market exposure or demonstrable market acceptance yet. Whether E-xact can successfully manage the transition to a larger-scale commercial enterprise will depend upon a number of factors, including expanding its sales and marketing capabilities. Given the absence of clear market acceptance with respect to this line of products, there can be no assurance as to the achievability of projected market penetration rates and associated sales revenues.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET

      E-xact's products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of E-xact. These competitors may be able to institute and sustain price wars, or imitate the features of E-xact's products, resulting in a reduction of E-xact's share of the market and reduced price levels and profit margins. In addition, there are no significant barriers to new competitors entering the market place.

WE RELY ON KEY PERSONNEL

      E-xact's future success depends in significant part upon the continued service of certain key technical and management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Key personnel of E-xact include Ted Henderson (President and Chief Executive Officer), Peter Fahlman (Vice President of Business Development), Robert Roker (Product Manager), and Brian Archer (Development Manager). E-xact has not entered into employment agreements with anyone other than Ted Henderson, but anticipates executing such agreements with all key personnel by the end of 1999. E-xact anticipates that the agreements to be entered into with key personnel will include non-competition provisions that extend for twelve months following the employee's termination and non-disclosure provisions that extend three years following the employee's termination. The employment agreement with Ted Henderson extends from September 16, 1999 to September 15, 2000.

      Competition for such personnel is intense, and there can be no assurance that E-xact can retain its key technical and managerial personnel or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon E-xact's business, financial condition and results of operations.

WE MUST DEVELOP AND SELL NEW PRODUCTS IN ORDER TO KEEP UP WITH TECHNOLOGICAL CHANGES

      The e-commerce software industry is characterized by rapid and significant technological change. Many software applications have a life cycle of under twelve months. E-xact's future success will depend in large part on E-xact's ability to continue to respond to such changes. There can be no assurance that E-xact will be able to respond to such changes or that new or improved competing products will not be developed that render E-xact's software products and e-commerce services non-competitive. Product research and development will require substantial expenditures and will be subject to inherent risks and there can be no assurance that E-xact will successfully develop or improve products that have the characteristics necessary to effectively meet the market's needs, or that any new products introduced will be successfully commercialized. E-xact's products may face competition from, or be rendered obsolete by, new products that have yet to be launched.

RISKS ASSOCIATED WITH ENCRYPTION TECHNOLOGY

      A significant barrier to online commerce is the secure transmission of confidential information over public networks. E-xact relies on third party encryption technology to provide the security necessary to transmit confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of breach of the encryption technology used by E-xact to protect customer transaction data. If any such compromise of E-xact's security were to occur, it could have a material adverse effect on the Company's business, financial condition and operating results.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE

      E-xact has only limited experience selling and marketing its e-commerce products and services, and does not have any experience selling and marketing its products in commercial quantities.

WE MAY BE ADVERSELY AFFECTED BY YEAR 2000 ISSUES

      The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

      E-xact's e-commerce products and services are being developed to be fully Y2K compliant, although the effectiveness of present efforts to address the Y2K issue cannot be assured. In addition, E-xact intends to implement programs to ensure that all software and hardware used in connection with the design of its software products and the provision of services to its customers and suppliers and its internal operations will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality. E-xact does not anticipate incurring significant additional costs to address the Year 2000 issue, although the effectiveness of its present efforts to address the Y2K issue cannot be assured. E-xact is in the process of testing its transaction software with various banks to ensure that transactions will be processed accurately after December 31, 1999, and expects these tests to be completed by the end of October 1999 at a total cost of Cdn. $5,000 to Cdn. $7,000. E-xact has not yet sought information from third parties, including their customers and suppliers, with respect to their compliance with the Y2K issue with respect to their own computer software and hardware. If the present efforts to address the Y2K issue are unsuccessful, or if other third parties with which E-xact conducts business do not successfully address the Y2K issue, the business and financial condition of E-xact could be adversely affected.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED; RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

      The patent, trademark, copyright and trade secret positions of e-commerce companies, including those of E-xact, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application either can be denied or significantly reduced before or after the patent is issued. Consequently, there can be no assurance that any patents from any future patent application will be issued, that the scope of the patent protection will exclude competitors or provide competitive advantages to E-xact, that any of E-xact's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by E-xact. In addition, there can be no assurance that competitors, many of which have substantial resources, will not seek to apply for and obtain patents that will prevent, limit or interfere with E-xact's ability to make, use or sell its products and services either in Canada, the United States or in international markets. Litigation or regulatory proceedings, which could result in substantial cost and uncertainty to E-xact, may also be necessary to enforce patent or other intellectual property rights of E-xact or to determine the scope and validity of other parties' proprietary rights. There can be no assurance that E-xact will have the financial resources to defend its patents, trademarks and copyrights from infringement or claims of invalidity.

      E-xact also relies upon unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose E-xact's proprietary technology or that E-xact can meaningfully protect its rights in such unpatented proprietary technology.

PRODUCT LIABILITY RISK; POSSIBLE INSUFFICIENCY OF INSURANCE

      E-xact's business involves the risk of product liability claims. Although E-xact has not experienced any product liability claims to date, any such claims could have a material adverse effect on E-xact. E-xact does not currently maintain product liability insurance. E-xact intends to obtain such insurance but there can be no assurance that it would be available on commercially acceptable terms, or at all. Even if E-xact obtains product liability insurance, there can be no assurance that it would prove adequate or that a product liability claim, insured or uninsured, would not have a material adverse effect on E-xact's business, financial condition and results of operations. Even if a product liability claim is not successful, the time and expense of defending against such a claim may adversely affect E-xact's business, financial condition and results of operations.

TRANSACTION PROCESSING VOLUME RISK

      The e-commerce and real-time electronic credit card payment transaction processing industries require reliable, efficient high volume transaction capability. Transaction processing software applications may run efficiently in low volume transaction processing environments but slow down or cease to operate in high volume environments or during peak hours of use. E-xact's future success will depend in large part on whether E-xact's software solutions will adequately respond to such high volume transaction processing environments in a reliable and efficient manner. There can be no assurance that E-xact software solutions will be able to process large transaction volumes in a seamless manner. Product research and development will require substantial expenditures and will be subject to inherent risks and there can be no assurance that E-xact will be successful in developing or improving products that have the characteristics necessary to effectively meet the high volume transaction processing market.

MANAGEMENT WILL HAVE DISCRETION TO ALLOCATE THE OFFERING PROCEEDS

      Of the $1,595,625 net proceeds ($1,393,125 after offering costs) from the offering (based upon an assumed initial public offering price of $1.00 per share), 100% of the funds will be used by E-xact to fund day to day operations. The forecast expenses for the next twelve months (to November 2000) are expected to be approximately $1,287,000 and the proceeds of the offering will be used to bridge cash flow until net operating profits can fund the operations of E-xact. If E-xact cannot gain broader customer acceptance in the e-commerce market, or if E-xact's pricing model must change significantly due to competing forces in e-commerce transaction processing, this could adversely affect E-xact's business, financial condition and results of operations. In addition, the amounts allocated for specific uses may vary significantly depending on numerous factors, including the costs and timing of expansion of sales and marketing and development activities. Accordingly, E-xact's management will retain broad discretion in the allocation of the net proceeds which discretion will only be exercised for sound business reasons.

OUR STOCK HAS NEVER BEEN PUBLICLY TRADED; POSSIBLE VOLATILITY OF STOCK; DILUTION

      Prior to the offering, there has been no public market for E-xact's common stock, and there can be no assurance that an active trading market will develop and be sustained upon the completion of the offering, or that the market price of the shares will not decline below the initial public offering price. The initial public offering price of the shares has been determined by negotiations between E-xact and Canaccord. As such, the initial public offering price is not necessarily related to E-xact's net worth or any other established criteria of value and may not bear any relationship to the market price of the shares following the completion of the offering. The market prices for securities of e-commerce software and services companies have historically been highly volatile. Announcements of technological innovations or new products by E-xact or its competitors, developments concerning proprietary rights, including patents and litigation matters, and changes in financial estimates by securities analysts or failure of E-xact to meet such estimates and other factors may have a significant impact on the market price of the shares. In addition, E-xact believes that fluctuations in its operating results may cause the market price of its shares to fluctuate, perhaps substantially.

REVENUE PROJECTIONS

      Revenue growth projections of E-xact are not yet supported by sales contracts or by firm sales opportunities. There is no assurance that E-xact will be able to achieve competitive pricing for its planned products or a significant volume of sales.

INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION AND MAY EXPERIENCE FURTHER DILUTION

      The initial public offering price of the common stock in this offering will be substantially higher than the net tangible book value per share of the common stock immediately after this offering. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution of $0.70 per share in the net tangible book value per share of common stock from the price you paid, assuming an initial public offering price of $1.00 per share.

THE PUBLIC OFFERING PRICE WAS DETERMINED THROUGH NEGOTIATIONS AND MAY NOT BE RELATED TO THE VALUE OF THE STOCK

      The initial public offering price of E-xact's common stock on the Vancouver Stock Exchange of $1.00 per share was arrived at arbitrarily by negotiation between E-xact and Canaccord, and represents their independent assessment of the value of the shares being offered. As such, the initial public offering price is not necessarily related to E-xact's net worth or any other established criteria of value and may not bear any relationship to the market price of the shares following the completion of the offering.

THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES

      Because shares of E-xact common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of E-xact common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

LISTING THE STOCK ON THE VANCOUVER STOCK EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES

      [The shares of E-xact common stock have been approved for listing on the Vancouver Stock Exchange and will be primarily traded on that Exchange.] The rules of the Vancouver Stock Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the Exchange listing does not assure a stockholder that there will be a purchaser for this shares when the stockholder wishes to sell.

THE POTENTIAL SUPPLY OF MARKETABLE SHARES FOR IMMEDIATE SALE MAY ADVERSELY IMPACT THE MARKET PRICE OF THE SHARES

      Concurrently with the registration of the shares offered under this prospectus, E-xact has registered under the U.S. securities laws approximately 1,954,000 shares of its common stock that are presently owned by the shareholders. All of those shares were initially purchased by the shareholders in private transactions between September 1998 and October 1999. Although some of these shares are subject to restrictions on their sale for periods of time specified by the Vancouver Stock Exchange, it is anticipated that approximately 776,000 of these shares, in addition to those offered in the public offering would be immediately available for sale to the public, thus adding to the supply of shares in the market. If a significant portion of those shares are offered for sale within a short period of time, the price of the shares in the market would likely decline. If the supply substantially exceeds the demand, it might become impossible to find buyers for all the shares that are being offered, which would likely further depress the price and, perhaps, make it impossible for you to sell all of your shares as quickly as you may desire.

                                   DILUTION

      The following sets forth the dilution per share (as of June 30, 1999) after giving effect to this offering:

--------------------------------------------------------------------------------
Effective price of Common Shares offered hereunder:                        $1.00
Net tangible book value before the offering:(1)                    0.11
Increase in net tangible book value attributable to the offering:  0.19
Net tangible book value after the offering:                        0.30     0.30
                                                                           -----
Dilution to investor:(2)                                                    0.70
Dilution to investor (as a percentage):                                      70%
--------------------------------------------------------------------------------

(1)This table gives effect to the issuance of an aggregate of 1,552,000 shares of common stock at $0.50 per share on October 14, 1999.
(2)This table does not give effect to the proposed exercise by Bolder Venture Partners, LLC of outstanding warrants to purchase up to 675,000 shares of common stock, the possible exercise of a warrant to purchase up to 172,500 shares held by Canaccord Capital Corporation, and 75,000 shares of common stock issued to Canaccord Capital Corporation as a corporate finance fee. The issuance of these shares would have a less than a $0.01 per share effect on the dilution calculated above.

      E-xact issued one share each to Sutton Group Financial Services, Ltd. and DataDirect Holdings, Inc. upon incorporation. Shortly thereafter, E-xact issued ninety-nine shares to each of Sutton Group Financial Services Ltd. and DataDirect Holdings Inc. in consideration of those two entities transferring to E-xact their respective interests in a computer software system designed by DataDirect. These shares were subject to a 21000:1 share split effective September 2, 1999, yielding an effective price per share of Cdn. $0.25 per share.

      There are currently outstanding stock options pursuant to which ___ shares may be issued in the future and warrants pursuant to which 847,500 shares may be issued at prices ranging from $0.50 to a price per share to be determined by a follow-on private placement. If all such options and warrants are exercised after completion of this offering, then there would be a total of approximately ____ shares issued and outstanding.

                                USE OF PROCEEDS

      The gross proceeds from this offering will be $1,725,000. From these proceeds, E-xact will pay an aggregate commission of $129,375 to Canaccord. After deducting the commission and prior to expenses of the offering, the net proceeds from this offering will be $1,595,625. E-xact's working capital, as of September 30, 1999 was approximately $25,200.(1) The gross proceeds from the offering plus the working capital totals approximately $1,750,200 (the "Funds Available") which will be used as follows:


Funds Available:                                                $1,750,200
                                                                ==========
Proposed Uses:
  Costs of this Offering:                                        $ 202,500
                                                                 ---------
   Consultants                                                   $  26,100
   Legal Fees                                                    $ 110,400
   Accounting Fees                                               $  60,000
   Registration Fees                                             $   1,000
   Listing Fees                                                  $   2,000
   Transfer Agent Fees                                           $   2,000
   Printing                                                      $   1,000
  Agent's Commission                                             $ 129,375
  Capital Expenditures to Accommodate Staff Increases
     and to Extend Network Capabilities:                         $ 208,000
  Management and Staff Recruitment, Hiring and Contracting:
   Management and Administration:                                $ 302,000
   Marketing and Sales:                                          $ 143,000
   Technical Development:                                        $ 525,000
  Marketing:                                                     $ 109,000
                                                                 ---------
  Working Capital at September 30, 1999 to Fund Ongoing
   Operations and Unallocated Working Capital                    $ 131,325
                                                                 ---------
                                                                $1,750,200
                                                                 =========

(1)Proceeds of $453,500 representing consideration for subscriptions for 907,000 shares of E-xact common stock were received as of September 30, 1999 and have been included in the calculation of working capital. Subsequent to period end, on October 14, 1999, the private placement of a total of 1,552,000 shares of E-xact common stock was completed.

      E-xact will spend the funds available to it upon completion of this offering to further E-xact's business objectives set out in "Description of Business."

      The use of proceeds described above represents E-xact's best estimate of its allocation of the Funds Available based upon the current state of its business operations, its current plans and current economic and industry conditions. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for E-xact to achieve its business objectives.

      If Canaccord exercises its warrant to purchase up to 172,500 shares at a price of $1.00 per share, E-xact will receive additional proceeds of up to $172,500 if exercised at any time up to one year from the Listing Date. If Canaccord exercises the warrant, the proceeds will also be added to E-xact's working capital.

                             DESCRIPTION OF E-XACT

      E-xact was incorporated under the laws of the Province of British Columbia on August 13, 1998. On July 29, 1999 E-xact filed a Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby "domesticating" or transitioning from a Canadian company to one organized under the laws of the State of Delaware.

      E-xact's principal office is located at 1610 - 555 West Hastings Street, Vancouver, British Columbia, V6H 4N6 Canada. E-xact's registered agent in the U.S. is located at 1209 Orange Street, Wilmington, Delaware 19801 USA. E-xact has no subsidiaries.


                            DESCRIPTION OF BUSINESS

INTRODUCTION

      E-xact offers a simple electronic commerce, known as "e-commerce," solution for real-time transaction processing which allows PC based cash registers, PCs, point-of-sale terminals, computer systems and proprietary product platforms to accept credit card payments and submit those payments to various payment processing companies for authorization and settlement/deposit E-xact has developed software and a network system to act as a third party payment processor to conduct transaction processing with all major banks in North America. E-xact is currently approved to conduct transaction processing with all major banks and credit unions in Canada and has recently opened a gateway with Vital Processing Services, a U.S.-based credit card processing network, allowing E-xact to process financial transactions with many of the major banks in the U.S.

      E-xact was founded in 1998, initially as a joint venture between the Sutton Group Financial Services Ltd. and DataDirect Holdings Inc. On September 1, 1998, each of Sutton Group and DataDirect transferred to E-xact their respective interests in a computer software system designed by DataDirect, known as the Transaction Software and Processing System, in exchange for ninety-nine shares of common stock of E-xact each. The software system offered to real time credit card transaction processing capabilities for other e-commerce providers.

      Version 2.0 provided the ability to move transactional data between E-xact's system and the Royal Bank of Canada, the largest bank in Canada in terms of assets and the only financial institution with which it was certified to process financial transactions at the time. Throughout the autumn of 1998, E-xact focused on further testing of its system and on designing the system to easily grow to serve thousands or tens of thousands of customers. Testing was undertaken with six clients, each focused on a different type of application, including an Internet based storefront, a physical point-of-sale location, a telephone based voice response system and a billing system. In January 1999, E-xact received certification from Shared Network Systems, a firm that processes financial transactions for most other banks and credit unions in Canada.

      Version 3.0 of E-xact's transaction processing component was released in January 1999. The software allowed other computers to speak to E-xact's computers. Following this release, E-xact introduced versions for various computer operating systems including LINUX, UNIX and JAVA.

      In June 1999, E-xact released version 4.0 of its software system and it also established its Internet Web site. Version 4.0 focused on providing transaction processing, reporting and support services for e-commerce merchants. Since that time, E-xact has gained some fifty additional clients and has begun to develop its marketing plan. E-xact is currently seeking additional staff qualified to design and build specific technologies to create additional sales opportunities in the North American transaction processing arena.

OVERVIEW OF OPERATIONS

      Due to the exponential growth of the Internet and e-commerce during the past few years, the initial target of E-xact's marketing will be focused primarily towards companies conducting business over the Internet. E-xact can process transactions in US and Canadian dollars through credit card merchant accounts for Visa, MasterCard, American Express, Discover, Diners Club, and JCB. The system is secured by sophisticated encryption technology in addition to the existing industry standard electronic security such as firewalls. In addition to the Web-based transaction processing, E-xact also offers transaction processing via other networks, such as interactive voice response systems. Interactive voice response makes it possible for people to communicate with a computer using their touch tone phone. Such a system not only "listens" to a request, it is also capable of responding without human intervention.

      As of the date of this Prospectus, E-xact has released multiple versions of the software to run on various operating systems. The software does not require a lengthy installation or integration process; users need only enable the software within their computer operating environment. Once activated, merchants are ready to start accepting customer credit cards, provided they have established a merchant account with a bank for funds settlement.

      E-xact also provides merchants a variety of reports with the transaction processing system, such as a full suite of accounting tools that help customers manage their e-commerce activities such as detailed billing statements, transaction search engine, Web point of sale terminals and reporting services.

      In order to leverage its marketing efforts, E-xact offers its e-commerce transaction processing solution to internet service providers, Web developers, application developers and financial institutions, which E-xact refers to as "Partners." E-xact's Partners may receive a percentage of every transaction fee processed by shared customers and may use E-xact's comprehensive web tools and services for the benefit of such Partner's clients or e-merchants. The Partner may apply its own corporate look and branding to these tools and effectively promote its own brand using E-xact's products and services. E-xact is in the process of developing a marketing strategy to complement its technical development plan.

      A key advantage of E-xact's transaction processing software is that it is small (only 300KB) and can easily be integrated with most existing systems. Additionally, E-xact provides the interface to match a customer's existing operations rather than requiring them to meet and design their systems to E-xact's pre-defined protocols, something most major competitors require.

      E-xact currently operates with a core group of eight individuals, four of whom comprise the management team. Mr. Ted Henderson is the President and Chief Executive Officer, and has over sixteen years of experience in a variety of high tech sectors. Mr. Peter Fahlman is a founder of E-xact and its Vice President of Business Development. He has an extensive background in developing and implementing computer-based solutions. Mr. Robert Roker is a computer professional with over 10 years experience designing and implementing financial-based information technology and is the Product Manager. Mr. Brian Archer is the head of the Development Team. Mr. Archer's computer experience began in 1981 and he has been involved in many aspects of development and support.

THE PRODUCTS

Product/Service Description

      E-xact's product/service is a combination of an online service and a suite of software that act as a real-time payment mechanism for e-commerce, either over the Internet or via a wide range of other electronic networks.

How the System Works Utilizing the Internet

      When a customer makes a purchase using a credit card on the Web site of a merchant whose e-commerce system incorporates E-xact's transaction component, the payment information is first sent securely in encrypted format to a secure computer server. A firewall exists between the Internet and Web servers/transaction servers to safeguard against any unauthorized intruders.

      The encrypted payment information is then sent through another, much more extensive firewall to E-xact's Gateway Server, from which it is sent onward to the banking network to be approved or declined. Once approved or declined, the information is returned back securely to the Web site where only the customer can see the results. The information regarding each transaction is also forwarded from E-xact's Gateway Server to a database to be logged as part of an audit trail. The entire process takes place almost instantaneously, typically in two to five seconds.

E-xact Transaction Software and Processing System

      The current processing system is version 4.0, which was released in June 1999. It is a combination of custom software applications and processes that run on the Windows NT Server 4.0 operating system. The primary function of these applications/processes is to perform real-time credit card transaction processing through certified links with the Royal Bank and Shared Network Systems.

      E-xact's system has five components:

      1.    Gateway Server

      2.    Transaction Server

      3.    Remote Transaction Component

      4.    Audit Database

      5.    Secure Web-based Merchant Tools

      THE GATEWAY SERVER facilitates real-time credit card processing with any of the major chartered banks and credit unions in Canada. It currently participates directly with the Royal Bank Merchant Host Network, and also communicates electronically with the Shared Network Systems network. Through E-xact's certified connection with Shared Network Systems, the Gateway Server can process transactions to account holders from any of the major banks in Canada. The Vital Processing System enables the Gateway Server to process transactions with many of the banks in the United States.

      THE TRANSACTION SERVER communicates with the Gateway Server and also provides communications to the Remote Transaction Component. The Transaction Server resides within E-xact's network and is accessible on the Internet via the Remote Transaction Component.

      THE REMOTE TRANSACTION COMPONENT is a custom software component that can be installed/integrated in various computer environments to enable credit card transaction processing on E-xact's network. Merchants can download this component from E-xact's web site at WWW.E-XACT.COM in any of four formats, depending upon which operating system the merchant uses.

      Once installed on the user's system, the Remote Transaction Component will connect via the Internet to E-xact's Transaction Server and subsequently the Gateway Server and the financial networks. E-xact requires that merchants have a specific electronic security system known as Secure Socket Layer protocol operational on their site to provide the security necessary to conduct transactions securely via the Internet. Encryption is also part of the component, ensuring that all transmissions between itself and the Transaction Server are safe from other users on the Internet. The current version of the Remote Transaction Component processes transactions to all the major Canadian banks and many of the banks in the United States.

      THE AUDIT DATABASE incorporates the added functionality of processing with the additional Canadian Chartered banks. Specific enhancements are under development to meet the requirements of processing with VITAL Processing Services in the United States. Every transaction is processed by the Gateway and logged to the Audit Database to create an audit trail.

      THE SECURE WEB BASED MERCHANT TOOLS are a group of reporting, auditing, searching and processing functions available to merchants who have the proper access credentials for E-xact's system. The system can be accessed through any popular Web browser and data is delivered almost instantly. Added functionality is available through specific tools such as the Web based point-of-sale terminal where merchants can process credit card transactions directly to their merchant account from anywhere on the Internet. Through E-xact's member services on the Web site, merchants can track every sale for up to three years, check statements for totals, deposits made and customer spending, among other functions. Security systems limit access to this information to the merchant authorized for each account.

Dedicated Transaction Servers

      For merchants that require a transaction server that is only used by them, E-xact can provide a dedicated server to centralize all financially based transactions within a single organization. The servers allow for local auditing and reporting of all transactions conducted through the specific server. Using the Internet (or other communications medium), the merchant can interact directly with E-xact's Gateway Server for a comprehensive electronic transaction processing solution, including complete maintenance and audit capabilities.

Non-Web Based Transactions

      E-xact also works with clients to integrate transaction processing services with telephone-based electronic funds transfer and billing services that do not utilize the Internet. Typically, these systems are closed networks that do not require the level of additional firewall security as is required for Internet transactions which can be accessed by anyone in the world. The systems E-xact has developed can be applied to virtually any type of electronic network.

Financial Transaction Processing Certification

      Certification with transaction processing networks that handle the financial transactions that E-xact's product/service is designed for is an integral and necessary part of E-xact being able to offer its services. Banking and other financial networks operate under stringent regulation which requires that their computer networks be highly secured in order to protect privacy and to ensure the integrity of the network. Accordingly, any company that wants to offer a service that would access an existing banking or financial network must undergo a comprehensive process of review and testing prior to being approved to access to the network. Before an applicant company is permitted to go through this review, the bank or processing system must be satisfied that the company is capable of handling mission critical processes meeting its requirements, and that its system will operate correctly and securely.

STAGE OF DEVELOPMENT AND COSTS

      E-xact's current Transaction Software and Processing System has been in full operation since June of 1999. The system is fully operational and approximately 4,000 transactions are processed per day through E-xact's systems. Since September 1, 1998, E-xact has processed over 600,000 transactions.

      Cdn. $217,145 has been spent on product development as of June 30, 1999. Of this amount Cdn. $152,628 has been expensed by E-xact and primarily includes fees paid to programmers. On September 1, 1998, each of Sutton Group and DataDirect transferred to E-xact their respective interests in a computer software system designed by DataDirect, known as the Transaction Software and Processing System, in exchange for ninety-nine shares of E-xact common stock each. The consideration paid to Sutton Group for its interest in the Software System, representing costs incurred by Sutton Group in the development of the Software System, consisted of ninety-nine common shares issued at a deemed aggregate value of Cdn. $32,515. The consideration paid to DataDirect for its interest in the Software System consisted of ninety-nine common shares, issued at a deemed aggregate value of Cdn. $32,000.

DEVELOPMENT PLANS

      E-xact intends to continue to upgrade and enhance its combined systems and software focusing on the following key areas.

      Further development of the fraud protection and risk assessment aspects of the system enabling merchants to more securely process online credit cards with the aid of automated tools to lower the merchant's risk in accepting credit cards online. Although E-xact's system contains a basic fraud engine, these additional tools would address issues such as:

      o      excessive frequency of credit card use;

      o      over-purchasing limits;

      o      purchasing from unauthorized locations; and

      o      fake credit card number generators.

      In addition, E-xact is assessing and analyzing the inbound sign-up process and plans to develop a more streamlined and automated procedure to help merchants sign-up and engage its services. Specific design of a fully automated online sign-up site allowing first time merchants to download all needed components, information, and automatically pay for E-xact's services is intended to be deployed to dramatically reduce the cost and time of acquiring new customers.

      Furthermore, E-xact intends to focus development on all mission critical aspects of the system and address issues pertaining to the growth or "scale" and the redundancy or "fault tolerant" capabilities of the system as a whole. Additional components and connections to the system will provide greater stability and availability of the system to all customers. Microsoft Consulting Services has been engaged to assist in designing and deploying architecture capable of processing a significant volume of simultaneous transactions.

      E-xact plans to continue to extend the connectivity capabilities of its system and software in order that transactions can be processed anywhere in the world. The next targeted gateway certification is with First Data Corporation, a large transaction processing network in the U.S. This would expand E-xact's position in the U.S. marketplace by providing broader processing capabilities and allow service with over 95% coverage of the U.S. banks.

      E-xact plans to enhance the merchant account tools including additional levels of password protection so that access would be restricted to individuals granted appropriate authorizations, and development of new reporting capabilities.

THE MARKET FOR THE PRODUCTS

Market Overview

E-commerce

      The term "Internet commerce" encompasses the use of the Internet for marketing, advertising, trading, and selling goods and services. The ability to use the Internet for marketing and advertising results from the power to communicate information through the Internet to a large number of individuals, businesses as well as consumers. The ability to use the Internet to consummate sales and other commercial transactions results from the power to conduct two-way communication from merchant to buyer and from buyer to merchant through the Internet.

Business and the Internet

      In order to conduct business over the Internet and accept payment by credit card, a merchant needs a merchant account. A merchant account is an identification number that identifies a business that is authorized to process credit card payments. A merchant account for online sales is different from a merchant account used in a traditional store.

Transaction Processing

      The Internet has opened up new possibilities for processing financial transactions. While most commerce is still conducted in the physical world, the exchange of goods and services for payment over the Internet is growing rapidly. Continued growth of Internet commerce will depend in part on: (1) the ability of buyers and sellers to use familiar forms of payment online, such as credit and debit cards and checks, in a simple and secure manner; and (2) the availability of payment software and services that:

     o securely transmit and store payment information with minimal interruption of a consumer's online experience;

     o    are convenient for merchants to install and maintain;

     o connect merchants to major payment processors and financial institutions;

     o facilitate familiar types of transactions from the physical world - (such as bill payment) on the Internet; and

     o provide common payment platforms for merchants selling goods and services both at physical points-of-sale and electronic storefronts.

MARKETING AND SALES STRATEGY

Overview

      To date, E-xact has undertaken virtually no advertising, either off-line or online to promote E-xact in the e-merchant/Internet marketplace, other than establishing its Web site.

      E-xact is currently in the process of developing a comprehensive marketing strategy, which will serve to launch its product/service on a wider scale. E-xact is considering participation in industry trade shows to expand its exposure, conducting press tours, and generally achieving greater visibility in the marketplace. A portion of the proceeds of this offering will be used to develop a sales and marketing strategy tied with further development of the software product.

      E-xact's management has determined that the most effective means by which to market its transaction processing product/service is to leverage its direct sales efforts through a number of marketing channels rather than pursue a mass marketing effort directly to merchants. These channels have been identified as the primary sources which merchants contact and through which they typically work in order to establish their Internet e-commerce systems. Firms within these channels become E-xact Partners. The four market channels which E-xact is pursuing are:

      1.    Internet service providers;

      2.    Web developers;

      3.    Application developers; and

      4. Financial institutions and independent sales organizations.

E-xact offers its Partners the following benefits:

      o      Private label branding;

      o      The potential for private dedicated network connections;

      o      Transactional revenue sharing;

      o Ability to package the transaction processing component with the Partner's software or Web hosting solutions;

      o      Technical support; and

      o      Ease of integration.

      Partners in these market channels provide the Transaction Processing Component to the merchant--typically, as if it is part of their own product/service. For example, a financial institution or internet service provider can provide the Transaction Processing Component to companies it works with as part of its e-commerce services. When the merchant logs on to the financial institution's or internet service provider's Web site to look at his or her merchant account, the financial institution's or internet service provider's name and corporate logo or branding appears at the top of the screen with a company logo also appearing on the page.

      Where it is necessary, as with financial institutions that become Partners, E-xact establishes dedicated network connections in order to ensure the integrity of the system and to maximize security. Non-Internet based applications may also require dedicated network connections.

      Application developers integrate E-xact's payment capabilities into their products, seamlessly providing merchants setting up their own e-commerce Web site with the ability to accept secure payments by credit card over the Internet.

Pricing

      E-xact Partners can share in the revenue generated by processing customer transactions at each of their client merchant's Web sites. Partners also may choose whether they would like to administer the service to their customers or have E-xact bill them directly. E-xact has two pricing structures, wholesale and retail. Wholesale prices apply to channel distributors such as internet service providers, Web developers, application developers and financial institutions. Retail rates apply to businesses selling products or services directly to consumers.

      E-xact charges an activation fee for each merchant credit card account the customer would like to enable with E-xact (i.e., one for Visa, one for MasterCard U.S. etc). This fee is charged only once per account. The monthly service charge is to maintain the merchant account(s) with E-xact's servers. Included in this charge is access to E-xact's member services that feature tools such as Internet point of sale terminals, transactional searching, and reporting tools.

TARGET MARKET CHANNELS

Technical Market Channels: ISPs, Web Developers, Application Developers

      E-xact considers internet service providers, Web developers and application developers as "technical market channels" since they understand software, servers, connectivity and other aspects necessary for integrating E-xact's Transaction Processing Component. A key aspect of E-xact's marketing to these technical channels is the fact that its software is easy to integrate. E-xact provides an interface to communicate with the most common operating systems such as JAVA, LINUX, UNIX and COM. This reduces the technical barrier and makes it easier for these companies to incorporate E-xact's transaction processing component with their existing software and systems.

      A second key aspect of E-xact's marketing to these channels is that its Transaction Processing Component can be virtually transparent to end users of products and services provided by the companies in these channels. E-xact can be identified only by a company logo.

      Internet service providers present a dual market: 1) providing the E-xact Transaction Processing Component as part of e-commerce solutions which they sell to their customers and 2) as users of E-xact's system to handle their own transaction processing (accepting payment for their Internet access programs and other services). Due to the volume of transactions possible with internet service providers, pricing to internet service providers is typically negotiated on a deal by deal basis.

      Web developers can provide E-xact's Transaction Processing Component as an integrated part of e-commerce solutions that they develop and manage for clients. For each transaction processed through those e-commerce solutions, the Web developer can receive a portion of the transaction processing revenue.

      Application developers include both those that are developing software designed for Internet e-commerce and developers of other transaction processing applications. An example of another transaction processing application would be a computerized point-of-sale terminal, as where a customer visits a business, makes a purchase, pays by credit card and the credit card information is entered into the terminal or a PC by a cashier or sales agent. The transaction is then sent via the Internet through E-xact to the bank for approval. Although the approval process travels over the Internet, the actual point of sale may not have been conducted via the internet.

Financial Institutions

      E-xact has been able to take advantage of having first established a relationship with the Royal Bank to secure additional other clients and to develop relationships with other financial institutions, such as Shared Network Services and, more recently, Canadian Imperial Bank of Commerce. Typically, these relationships can provide many referrals of other direct clients.

Direct Marketing to Merchants

      Direct marketing does not currently comprise a major portion of E-xact's marketing strategy, however, it is taking place via E-xact's Web site and through word-of-mouth. For over three months, it has been possible to download E-xact's transaction processing component from its Web site at WWW.E-XACT.COM. Management reports that an estimated 500 downloads of the component have taken place to date. These are primarily companies with which E-xact has had no direct prior contact. Not all of these are processing transactions through E-xact at this time--frequently the ability to begin processing is delayed by merchants not yet establishing their credit card merchant accounts.

      In addition, most of E-xact's current client base has made first contact with E-xact by way of word-of-mouth referrals. Among E-xact's approximately 75 current clients are the BC Children's Hospital, Lowrider Records, Internet Direct and the Telelink Paging Network.

BUSINESS OBJECTIVES AND MILESTONES

      The following business objectives and milestones describe the major goals that E-xact proposes to accomplish in the twelve months following the completion of this offering.

      1. E-xact intends to augment its management team by hiring individuals with experience in key functional areas. In order to achieve this objective, the following milestones will have to be met:

            (a)   hire a Vice President of Finance in the first quarter of 2000;

            (b) hire a Vice President of Technology in the first quarter of 2000; and

            (c) hire a Vice President of Marketing in the second quarter of 2000.

      The total estimated annual cost for these potential expenditures is $250,000 and is accounted for as part of E-xact's proposed management and administration expenses.

      2. E-xact intends to continue to further develop its software capabilities, new client acquisition process and Web based Merchant Reporting Tools. In order to achieve this objective, the following milestones will have to be met:

            (a) achieve a second U.S. Gateway certification by end of the second quarter of 2000;

            (b) hire additional development programmers or Contractors in the fourth quarter of 1999;

            (c)   develop automated processes to acquire new clients;

            (d) develop additional fraud prevention and risk assessment capabilities; and

            (e)   enhance software scaleability.

      The total estimated annual cost for these expenditures is $525,000 and is accounted for as part of E-xact's proposed technical development.

      3. E-xact will be expanding its personnel and extending network capabilities in the form of mission critical and fault tolerant systems and will need to add network hardware and software. In order to achieve this objective, the following milestones will have to be met:

            (a) deploy redundant server computers (and associated software) needed to facilitate E-xact's North American Transaction Processing network;

            (b) deploy scalable, redundant database servers for development and production environments; and

            (c)   acquire additional workstations.

      The total estimated annual cost for these expenditures is $200,000 and is accounted for as part of E-xact's proposed capital expenditures.

      4. E-xact intends to develop and execute a sales and marketing strategy to develop channel partners, re-sellers and strategic relationships resulting in increased sign-ups of "e-merchants" using E-xact's system. In order to achieve this objective, the following milestones will have to be met:

            (a) produce print and electronic media materials to be used by sales staff, channel re-sellers and customers;

            (b) form strategic relationships with identified channel opportunities; and

            (c)   hire marketing and business development staff.

      The total estimated annual cost for these expenditures is $175,000 and is accounted for as part of E-xact's proposed marketing expenses.

      5. E-xact will be establishing larger operational and management facilities, increased connectivity and communication costs, travel and other operational costs. The total estimated annual cost for these expenditures is $131,325 and is accounted for as part of E-xact's proposed working capital expenses.

COMPETITION

Competition in the Market

      The market for Internet commerce software and services is relatively new, intensely competitive, quickly evolving, and subject to rapid technological change. Numerous companies are developing e-commerce and online financial transaction technologies and systems. Key competitors include:

CyberSource Corporation of San Jose, California

      CyberSource provides e-commerce transaction processing and other back-end applications and support to businesses that sell over the Internet. Its software and services include tax calculation, fulfillment management, and fraud prevention. The company enables secure, reliable, real-time multi-currency payment processing in local currencies worldwide.

CyberCash, Inc. of Reston, Virginia

      CyberCash offers secure payment transaction services that encrypt credit card information. Other offerings include electronic cash payment software and electronic billing and payment software. CyberCash's complete payment solutions, which span the traditional retail market to the Internet, provide electronic commerce solutions for merchants, as well as hardware and software providers and Internet Service Providers.

VeriFone, a division of Hewlett-Packard

      Since the early 1980s, VeriFone has been offering a wide range of point-of-sale terminals and printers, and innovative software payment solutions. VeriFone provides point-of-sale payment solutions to major financial institutions and processors around the world and Internet payment programs for merchants, financial institutions and consumers.

Authorize.Net Corporation of Provo, UT

      Authorize.Net Corporation develops, markets, and sells Authorize.Net, a line of products and services that provide solutions for authorizing, processing, and managing credit card and electronic check transactions over the Internet. Authorize.Net's transaction processing system sends them on to the financial institutions for processing.

Internet Secure Inc. of Oakville, Ontario

      InternetSecure is a Canadian corporation which provides a secure, on-line, real-time credit card processing system for Internet merchants. Internet Secure demonstrated a secure, on-line, real-time credit card processing system that has been approved by two of the top six banks in Canada. Currently the company offers Canadian dollar merchant status for Visa, MasterCard and AMEX and US dollar merchant status for Visa and MasterCard approved and supported by Canadian and American Banks.

Eliance Corporation of Minneapolis, Minnesota

      Eliance focuses on providing its customers with e-commerce solutions including merchant accounts, POS software and transaction processing as well as order tracking and fulfillment services.

E-Commerce Exchange of Irvine, California

      E-Commerce Exchange is a nationwide credit card processing company, specializing in merchant account, credit card and electronic check transaction solutions for non-traditional merchants within the Internet, home-based, phone order/mail order industries. E-Commerce Exchange focuses on serving traditionally hard-to-place businesses, such as home-based or new merchants, business owners with credit problems, high risk businesses, and others which are considered non-conventional by banks and other credit card processors.

PATENTS, TRADEMARKS AND COPYRIGHTS

      Generally speaking, E-xact relies on general trademark and copyright law to protect its products. E-xact has not formally registered trademarks or copyrights nor has it obtained any patent protection for any of its products.

MANAGEMENT

      No manager or employee of E-xact has signed an employment or confidentiality agreement. However, E-xact intends to have all personnel sign confidentiality agreements before the end of 1999, which agreements will likely provide for non-disclosure of confidential information for a term of approximately three years following termination of employment with E-xact. Additionally, E-xact intends to have each Management Team Member sign a non-compete agreement for a term of approximately one year.

Ted Henderson, Chief Executive Officer and President

      Mr. Henderson, age 37, is the President and Chief Executive Officer of E-xact and has over 16 years expertise in a variety of high-tech sectors. He is a director of E-xact and is employed on a full-time basis. Mr. Henderson devotes 100% of his time to E-xact and has served in this capacity since October 1999.

      Mr. Henderson began his career in public accounting providing business services to public and private companies, achieving the position of Audit Manager with Coopers & Lybrand, a leading international public accounting firm. Mr. Henderson assumed a finance and operations leadership position with a start-up software development company in 1985, before accepting a controller position with Key Investments Inc., a KeyCorp company. After one and one-half years of service, Mr. Henderson was promoted to the position of Chief Financial Officer with responsibility for directing financing and accounting, Management Information Systems and operations activities of the company as annual revenues doubled annually through organic growth and acquisitions. In 1995, Mr. Henderson accepted a finance and operations management position with Echostar Communications Corp. in which he helped the company achieve the successful launch of its small dish satellite service, The Dish Network. Mr. Henderson helped develop and manage the customer sales and service infrastructure, and actively participated in Echostar's initial public stock offering and secondary debt offering. Most recently, Mr. Henderson was employed by Centrobe, an EDS company, as Vice-President of Business Development in which he was responsible for the company's sales engineering efforts to provide outsourced electronic business solutions to the Fortune 500 Marketplace. Prior to his promotion to this position, Mr. Henderson provided leadership of strategic planning and acquisition activities for one year and managed profit and loss performance for a business unit of the company as General Manager for one and a half years.

      Prior to joining E-xact, Mr. Henderson assisted in the strategic planning and acquisition activities, and managed profit and loss performance for a business unit of Centrobe.

Peter Fahlman, Vice-President

      Mr. Fahlman, age 35, is a founder, Vice-President (Business Development) and director of E-xact, and is currently employed as an independent contractor on a full time basis.

      Mr. Fahlman has over 15 years experience in the computer industry. In 1984, he began programming music using the then new MIDI standard and began working with regional recording studios in 1986, with computer aided sequencing software and other MIDI instruments. During that time period, Mr. Fahlman worked extensively with digital recording technology and software.

      In 1993, Mr. Fahlman formed a relationship with local PC manufacturer and communications company, Northern Computer Products ("NCP"). He began a project with NCP preparing the first local access of the Internet in the Okanagan Valley of British Columbia. During that time, he established a teaching lab at NCP and began developing courses on how to use the Internet. He also taught Internet courses at Okanagan College in 1994 and 1995, and worked with Cybernet Systems in deploying Windows NT as the LAN backbone in Hyper Sound's operations as well as with other Cybernet Systems clients.

      Mr. Fahlman joined Cybernet Systems full-time as a Microsoft NT network consultant in 1995 and left in 1996 to become president of Prophase Digital Corp., a high-tech spin-off of NRS Block Brothers that offered online print services to the real estate community under the name of Homenet. During Mr. Fahlman's tenure, Prophase also undertook other projects including a re-write of Telecheque Canada processing system using Microsoft Web and SQL technologies integrated fully with bank processing terminals used in stores (Interac machines) and establishment of a digital recording studio for AM104 radio. Mr. Fahlman also led the acquisition of Boran Software Corp., Canada's largest real estate accounting software company.

      In 1997, Mr. Fahlman formed DataDirect and DataDirect Consulting Services with Robert Roker and Brian Archer. The following year, he left Prophase to focus his interests on DataDirect and its goal to establish itself as a financial transaction processor and to provide other Internet consulting activities. In 1998, a joint venture was established between DataDirect and the Sutton Group, which became E-xact.

Robert Roker, Product Manager

      Mr. Roker, age 33, is a co-founder of DataDirect, DataDirect Consulting Services and of E-xact. He is the Product Manager and is currently employed by E-xact as an independent contractor on a full time basis.

      Mr. Roker is a computer professional with over 10 years experience designing and implementing financial based information technology. He has specialized in the development of financial based applications in areas of new accounting systems, billing and auditing applications for companies such as Rogers Cantel, BC Tel Mobility, and Westel Telecommunications. In addition, he has several years of experience as consultant delivering engineering automation for Rogers Cable and Rogers Shared Services, and significant exposure as a database analyst responsible for the day-to-day operation of mission critical corporate information.

      Prior to joining E-xact, Mr. Roker was the manager of information technology for Prophase. During his tenure with Prophase, he led a group of computer professionals and delivered new facilities for an Internet real estate search engine and print catalog service called "Homenet", an office management application for real estate offices called BORAN, and a complete re-engineering of an authorization network for a company called Telecheck Canada.

      Mr. Roker is a graduate of the Computer Systems Technology program at Langara College and a graduate of Simon Fraser University with a bachelor's degree in Computer Sciences.

Brian Archer, Development Manager

      Mr. Archer, age 35, is currently employed by E-xact as an independent contractor on a full time basis. He has been with E-xact since its inception and his computer experience began in 1981. He had worked with Peter Fahlman since 1995 and Robert Roker since 1996 with Prophase and participated in the founding of E-xact. Mr. Archer joined Prophase in 1991. During his tenure with Prophase, his primary responsibility was in support of real estate applications on PCs, mainframes and wide area communications.

      Prior to joining Prophase, Mr. Archer spent several years working in the mining industry, specializing in ore testing software. He attended Simon Fraser University, majoring in computer science.

PERSONNEL

      E-xact currently has a total of 8 full time employees. Of these, 1 employee serves in a management and administration capacity, 1 employee serves in a sales and marketing capacity, 4 employees serve in a research and development capacity, and 2 employees serve in a customer support capacity. E-xact proposes to hire additional personnel to meet its stated business objectives, and to establish a U.S.-based headquarters.

DESCRIPTION OF OFFICES

      E-xact leases approximately 1,320 square feet of space at 1610 - 555 West Hastings Street, Vancouver, B.C., V6H 4N6 under a lease expiring September 14, 2001. All of the employees currently operate out of this office although the establishment of US based operations is pending.

                     MANAGEMENT DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read together with E-xact's financial statements and accompanying notes included elsewhere in this Prospectus.

INTRODUCTION

      E-xact was incorporated under the Company Act of British Columbia, Canada on August 13, 1998. On July 29, 1999 E-xact was reincorporated in the state of Delaware, USA. E-xact earns its revenue by charging its customers a setup fee, a monthly membership fee and a transaction fee. Transaction fees are based on the number of transactions processed for a particular merchant in a month.

RESULTS OF OPERATIONS

      Period August 13, 1998 to December 31, 1998:

      During this period, E-xact's revenue consisted of online transaction revenue and web development revenue. Revenue from online transactions was derived mainly from one major customer. The average income per month from this customer was approximately Cdn. $4,400 per month. There is no contract in place with this customer. Revenue from web development was derived solely from one customer. Revenue for the period of Cdn. $21,000 was received in terms of a development contract.

      Period January 1, 1999 to June 30, 1999:

      E-xact's total revenue for the six months ended June 30, 1999 was Cdn. $45,700 compared to Cdn. $43,000 for the four and a half months ended December 31, 1998. The average monthly transaction fees increased from Cdn. $5,000 per month to Cdn. $7,600 per month or 52%. E-xact's focus over the six month and prior periods was concentrated on the continued development of its software system. Its customer base grew via networking and direct contact with prospective customers. Web site development revenue decreased from Cdn. $20,800 in 1998 to Cdn. $9,000 in 1999. The revenue in both periods was obtained from one customer. E-xact does not anticipate any further income from this division as the development contract has since lapsed with this customer. In the future, E-xact does not intend on pursuing web development as a profit center. Amortization of capital assets for the period ended June 30, 1999 amounted to approximately Cdn. $13,800 and Cdn. $40,200 for the period ended December 31, 1998. Amortization has been included under research and development ("R&D") expense except Cdn. $16,000 related to acquired other intangible assets which was amortized to sales and marketing expense. Programming costs for the period ended June 30, 1999 amounted to Cdn. $116,400 and Cdn. $7,500 for the period ended December 31, 1998. These figures are included under R&D. Programming costs were incurred to improve E-xact's Software System for web based transactions as well as adding a variety of functions to the existing software. For example, reporting features were improved and search capabilities were added to allow merchants to query transactions online. E-xact's databases were redesigned for greater stability and fault tolerance. E-xact's web site has also been improved to streamline communications with both existing and potential customers. Included in R&D expense is equipment lease of Cdn. $6,000 for the four and a half months ended December 31, 1998 and Cdn. $10,000 for the six months ended June 30, 1999. Computer equipment was leased in order to facilitate E-xact's growth.

      General and administration ("G&A") expenses for the four and a half months ended December 31, 1998 was Cdn. $39,300 compared to Cdn. $36,767 for the six months ended June 30, 1999.

      Sales and marketing expenses for the period ended December 31, 1998 included the amortization of Cdn. $16,000 of intangible assets acquired from DataDirect Holdings, Inc. for Cdn. $32,000.

      As a result of E-xact's re-incorporation in the State of Delaware on July 29, 1999, there was a deemed disposition of E-xact's assets for Canadian income tax purposes. E-xact is liable for income tax on the capital gains of the deemed disposition. The income tax liability is currently estimated to be approximately Cdn. $350,000 after allowing for tax losses.

LIQUIDITY AND FINANCIAL CONDITION

      Subsequent to the period ended June, 1999 E-xact completed a private placement of 1,552,000 shares of common stock to raise $750,100 after deducting share issue expenses.

      In addition to these funds E-xact is expected to raise net funds of $1,595,625 from the offering described herein, prior to the payment of expenses. Based on E-xact's business model and funds from both the private placement and this offering, E-xact believes that there should be sufficient working capital for the business to operate within the next twelve months without resorting to equity or debt financing.

      Over the next twelve months, E-xact plans on purchasing computer hardware of approximately $150,000 and software of $64,000. The hardware and software purchases will be used to support the company's infrastructure and for further development of its software product.

YEAR 2000 PROBLEM

      The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

State of Readiness

      All E-xact products and upgrades are being developed to be Y2K compliant. E-xact may, however, be affected by Y2K issues related to non-compliant internal systems developed by third party vendors. E-xact has not completed a review of its systems to ensure that they are Y2K compliant. E-xact is not currently aware of any Y2K problem relating to any of its internal, material systems. E-xact does not believe that it has any material systems that contain embedded chips that are not Y2K compliant.

      Management believes that absent a systemic failure outside the control of E-xact, such as a prolonged loss of electrical or telephone service, Y2K problems at third parties will not have a material impact on the company. E-xact has no contingency plan for systemic failures such as loss of electrical or telephone services. E-xact's contingency plan in the event of a non-systemic failure is to establish relationships with alternative suppliers or vendors to replace failed suppliers or vendors. E-xact has no other contingency plans or intention to create other contingency plans.

Cost Associated With Y2K Compliance

      Costs of testing E-xact's transaction software to ensure it is Y2K compliant are expected to be approximately Cdn. $5,000 to Cdn. $7,000. Such expenditures are primarily absorbed within the product development organization. Based on its overall development expenditure and the amount of time people in the organization are spending on Y2K compliance, E-xact believes that its spending on compliance to date has not been material.

      Any failure of E-xact to make its products Y2K compliant could result in a decrease in sales of its products, an increase in allocation of resources to address Y2K problems of its customers without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by E-xact's customers due to such Y2K problems. Failure of E-xact's internal systems could temporarily prevent it from processing orders, issuing invoices, and developing products, and could require us to devote significant resources to correcting such problems. E-xact is not aware of any software supplied by third parties, which is part of the company's processing system, which is not Y2K compliant. Due to the general uncertainty inherent in the Y2K computer problem, resulting from the uncertainty of the Y2K readiness of third party suppliers and vendors, E-xact is unable to determine whether the consequences of Y2K failures will have a material impact on its business, results of operations, and financial condition.

                           DESCRIPTION OF SECURITIES

STOCK CAPITAL

      The authorized capital stock of E-xact consists of 50,000,000 common shares of common stock with a par value of $0.001 per share. There are approximately 50 holders of E-xact common stock and as of the date of this Prospectus, E-xact had a total of 5,752,000 shares issued and outstanding. All of the issued shares of E-xact common stock are fully paid and not subject to any future call or assessment. On September 2, 1999 E-xact's board of directors authorized a stock split of the authorized and issued share capital of 21,000:1 in preparation for this offering. E-xact has filed an application to list its common stock on the facilities of the Vancouver Stock Exchange.

      Under E-xact's Certificate of Incorporation, all of the common shares rank equally as to voting rights, participation in a distribution of the assets of E-xact on a liquidation, dissolution or winding-up of E-xact and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote.

      In the event of the liquidation, dissolution or winding-up of E-xact or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after E-xact has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

      Provision as to the modification, amendment or variation of the rights attached to the capital of E-xact are contained in E-xact's Certificate of Incorporation and the Delaware General Corporation Law. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least 75% of the votes cast).

SHARES ELIGIBLE FOR SALE

      As of the date of this Prospectus, 5,752,000 shares of common stock of E-xact are issued and outstanding. These shares are subject to resale restrictions imposed by the Vancouver Stock Exchange, which allows shares to be released for trading at various times commencing on the date the shares initially listed for public trading. Pursuant to these regulations the shares will be released as follows:

     Number of Shares Released        Time of Release After Date of Listing
     ------------------------         --------------------------------------
               776,000                            Immediately
               776,000                            Three Months
             1,050,000                            Six Months
             1,050,000                            Nine Months
             1,050,000                            Twelve Months
             1,050,000                            Fifteen Months
             1,050,000                            Eighteen Months

STOCK OWNERSHIP

      The following are the shareholdings of the directors, senior officers and promoters of E-xact and of any other shareholders which, to the knowledge of E-xact, beneficially own, directly or indirectly, more than five percent of the issued common shares of E-xact:


                                          Number of                      Percentage of Issued
                                        Common Shares    Percentage       Share Capital After
    Name and Municipality of            Beneficially    Issued Share      of the Completion of
    Residence of Shareholder                Owned         Capital            This Offering
---------------------------------       -------------    ----------      ---------------------

Ted Henderson                              50,000           0.87%               -0-
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada

Peter Fahlman(1)                          880,000           15.30%              9.91%
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada

Cliff Mah(2)                              107,500           1.87%               -0-
1450 Creekside Drive, Suite 800
Vancouver, B.C. V6J 5B3
Canada

Paul MacNeill(3)                           12,000           0.21%               -0-
c/o Campney & Murphy
Suite 2100
1111 West Georgia Street
Vancouver, British Columbia
Canada

Lance Tracey(4)                           461,000           8.01%               5.19%
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada

Dieter Heidrich(5)                        240,000           4.19%               -0-
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada

Robert Roker(6)                           840,000          14.60%               -0-
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada


                                     -29-



                                          Number of                      Percentage of Issued
                                        Common Shares    Percentage       Share Capital After
    Name and Municipality of            Beneficially    Issued Share      of the Completion of
    Residence of Shareholder                Owned         Capital            This Offering
---------------------------------       -------------    ----------      ---------------------

Brian Archer(7)                           420,000           7.3%                -0-
c/o E-xact Transactions Ltd.
1610 - 555 West Hastings Street
Vancouver, British Columbia  V6H 4N6
Canada

Daryl Yurek(8)                            685,000         11.96%               -0-
1327 Spruce Street, Suite 300
Boulder, Colorado  80302

Scott Shaw(9)                             336,000           5.8%                -0-
c/o 1628 555 West Hastings Street
Vancouver, British Columbia  V6B 4N6
Canada

[DIRECTORS, OFFICERS, PROMOTERS, AND 5% 4,031,500          70.11%             15.09%
SHAREHOLDERS]

---------------------------

(1)40,000 of these shares are held in the name of Michelle Fahlman, Peter Fahlman's wife. The remaining shares are beneficially owned through Mr. Fahlman's ownership of 40% of DataDirect Holdings, Inc. which owns 2,100,000 shares of E-xact common stock.
(2)Includes 67,500 shares that may be acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Cliff Mah is a 10% member.
(3)All of these shares are held in the name of Debra Windjack, Mr. MacNeill's wife.
(4)20,000 of these shares are held in the name of Shelagh Tracey, Lance Tracey's wife. The remaining shares are beneficially owned through Mr. Tracey's ownership of 21% of Sutton Group Financial Services Ltd., which owns 2,100,000 shares of E-xact common stock.
(5)80,000 of these shares are held jointly with Marie K. Heidrich, Mr. Heidrich's wife. The remaining shares are beneficially owned through Mr. Heidrich's position as general partner of the manager of Opus Capital Fund, LLC, which owns 160,000 shares of E-xact common stock.
(6)These shares are beneficially owned through Mr. Roker's ownership of 40% of DataDirect Holdings, Inc., which owns 2,100,000 shares of E-xact common stock.
(7)All of these shares are beneficially owned through Mr. Archer's ownership of 20% of DataDirect Holdings, Inc., which owns 2,100,000 shares of E-xact common stock.
(8)Includes 405,000 shares that may be acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Daryl Yurek is a 60% member, and 160,000 shares beneficially owned through Mr. Yurek's position as general partner of the manager of Opus Capital Fund, LLC, which owns 160,000 shares of E-xact common stock.
(9)All of these shares are beneficially owned through Mr. Shaw's ownership of 16% of Sutton Group financial Services, Ltd., which owns 2,100,000 shares of E-xact common stock.


OPTIONS TO PURCHASE SECURITIES

      E-xact's Stock Option Plan was approved by the Company's board of directors on October 14, 1999 and will be submitted to the Company's shareholders for approval at the Annual Meeting of Shareholders scheduled for o, 1999. Pursuant to the terms of the letter agreement dated September 16, 1999 between E-xact and Ted Henderson, Mr. Henderson is eligible to receive options to purchase up to 500,000 shares of common stock of E-xact at a price of $1.00 per share and which will vest over a 36-month period.

                             PLAN OF DISTRIBUTION

OFFERING AND APPOINTMENT OF AGENT

      By an agreement dated for reference the 9th day of August, 1999 (the "Agency Agreement"), E-xact appointed Canaccord Capital Corporation as its Agent to offer a total of 1,725,000 shares to non-U.S. persons in Canada through the facilities of the Vancouver Stock Exchange. The shares will be offered at a price of $1.00 per share on a day (the "Offering Day"), as determined by Canaccord and E-xact, with the consent of the Vancouver Stock Exchange, which is not more than 90 days following the date of the receipt issued by the British Columbia Securities Commission for this Prospectus. In accordance with Vancouver Stock Exchange rules, E-xact will receive the net proceeds of the offering within ten business days of the Offering Day. The offering will be made in accordance with the rules and policies of the Vancouver Stock Exchange.

      Under the terms of the Agency Agreement, E-xact has agreed to pay to Canaccord a commission of $0.075 per share for each share sold from this offering.

      E-xact has filed an application to list its common stock on the facilities of the Vancouver Stock Exchange.

      Canaccord has reserved the right to offer selling group participation in the normal course of the brokerage business to selling groups of other licensed broker-dealers, brokers and investment dealers who may or may not be offered part of the commissions or Agent's Warrant (described below).

      E-xact has granted Canaccord a right of first refusal to provide further public equity financing to E-xact for a period of twelve months from the effective date of this Prospectus.

      The obligations of Canaccord under the Agency Agreement may be terminated prior to the opening of the market on the day (the "Listing Date") E-xact's shares are to commence trading on the Vancouver Stock Exchange at the discretion of Canaccord on the basis of its assessment of the state of the financial markets. The Agency Agreement may also be terminated at any time upon the occurrence of certain stated events.

AGENT'S GUARANTEE AND AGENT'S WARRANT

      Canaccord has agreed to purchase the balance of any shares remaining unsold on the Offering Day (the "Agent's Guarantee"). In consideration of the Agent's Guarantee, Canaccord has been granted the Agent's Warrant.

      The Agent's Warrant entitles Canaccord to purchase up to 172,500 shares at a price of $1.00 per share at any time up to 5:00 p.m. on the first anniversary of the Listing Date. The Agent's Warrant is non-transferable and will contain, among other things, anti-dilution provisions and provision for appropriate adjustment for the class, number and price of shares issuable pursuant to any exercise thereof upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares or the payment of stock dividends or the amalgamation of E-xact.

      Additionally, as consideration for services provided to E-xact by Canaccord, including providing advice with respect to the structure, timing and price of the offering, E-xact paid Canaccord a sponsorship fee of $10,000, an administrative fee of Cdn. $4,000, and a corporate finance fee of 75,000 shares.

      The shares of common stock comprising the corporate finance fee and the shares underlying the Agent's Warrant are being registered pursuant to this registration statement.

THE PURPOSE OF THIS PROSPECTUS

      This prospectus has been included in a registration statement filed under the U.S. Securities Act of 1933 in order to permit the shares to be legally sold to the United States purchasers. Copies of this prospectus are being furnished to each purchaser of the shares, whether in the United States, Canada, or elsewhere. In addition, the United States securities laws require that the prospectus be furnished to all subsequent purchasers of the shares from the date of the U.S. registration statement. Copies of the prospectus will therefore be made available to any securities broker-dealer who proposes to sell any of the shares for a customer to a U.S. purchaser.

                         DIRECTORS AND SENIOR OFFICERS

DIRECTORS AND SENIOR OFFICERS

      The following is a list of the current directors and senior officers of E-xact, and their municipalities of residence, current positions with E-xact, and principal occupations during the past five years:


Name and Municipality of Residence      Principal Occupation for Previous Five Years
--------------------------              --------------------------------------------
Ted Henderson(1)                        President, Chief Executive Officer and a Director of E-xact since
Morrison, Colorado                      October 4, 1999. Prior to that he was Vice President of Business
President, Chief Executive              Development from February 1999 to September 1999; General
Officer and Director                    Manager from October 1997 to February 1998, and a director of
                                        Corporate Development from October, 1996 to October, 1997 at
                                        Centrobe (an EDS company), a provider of end-to-end electronic business solutions. Prior to that he was Director of Business
                                        Operations at Echostar Communications Corporation from April, 1995 to
                                        September, 1996, a publicly held digital broadcast satellite communications manufacturing, distribution, and service provider. Prior to that he was Senior Vice President and Chief Financial Officer at Key
                                        Investments, Inc., from September, 1992 to March, 1995, a financial services company and pioneer in full-service banking and investments.

Peter G. Fahlman                        President and a director of E-xact since September 1, 1998;
Delta, B.C.                             partner in Data Direct Consulting Services, an internet software
Vice-President (Business                development company, since November, 1997; prior to that he was
Development) and Director               President of Prophase Development Corp., an online print services company, from May 1996 to December 1997; prior to that he was a consultant to
                                        Cybernet Technologies, from September 1995 to April 1996; prior to that he was a partner in Hyper Sound Recording, a high-tech music retail operation located in Vernon, British Columbia from May 1989 to January 1996.

Lance Tracey(1)(2)                      Secretary and a director of E-xact since September 1, 1998; President
North Vancouver, B.C.                   of Code Marketing Ltd. since January 1990; President and Director
Secretary and Director                  of Sutton Group Realty Services Inc. from January 1986 to present.
                                        President of I.D. Internet Direct Ltd. from January 1993 to January 1999.

Dieter Heidrich(2)                      Managing Director of Opus Capital, LLP, a venture capital company,
Boulder, Colorado                       since October 1993.  Prior to that he was a general partner with
                                        Weiss, Peck, and Greer Venture Partners from October 1986 to October 1993.


                                      -33-



Name and Municipality of Residence      Principal Occupation for Previous Five Years
--------------------------              --------------------------------------------

Cliff Mah(2)                            Partner with Bolder Venture Partners, LLC, a venture capital
Vancouver, B.C.                         company, since June 1999.  Prior to joining Bolder Venture Partners,
Director                                he was an investment banker at Canaccord from November 1998 to
                                        May 1999 and at C.M. Oliver and Company from October 1996 to
                                        November 1998. Prior to that he became, through two leverage buy-outs, the President and controlling shareholder of Canadian
                                        Neon Ltd., a Vancouver based manufacturing company, in 1992 and
                                        Northwest Signs Ltd., a Seattle, Washington based manufacturing company, in 1993.

Paul C. MacNeill(1)                     Partner with Campney & Murphy, Barristers and Solicitors, since 1981.
West Vancouver, B.C.
Director

--------------------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

      Other than receiving stock options from time to time, the directors of E-xact are not compensated for serving as directors. See "Principal Holders of Securities" for particulars of the shares held by the directors and senior officers.

Other Associations

      During the past five years, the principals of E-xact have served as principals of the following reporting issuers during the periods and in the capacities noted below:

Principal        Reporting Issuer                           Capacity                 Period
--------------   ---------------------------------------    ----------------------   -------------------
Lance Tracey     Sutton Group Financial Services Ltd.       Director                 01/87 - present
                 ID Internet Direct Ltd.                    Director and Officer     01/93 - present
                 dba Telecom Corp.                          Director                 07/92 - 01/96

Paul C.          America Mineral Fields Inc.                Director                 03/98 - present
MacNeill         Anaconda Uranium Corp.                     Director                 12/97 - present
                 Axion Communications Inc.                  Director                 08/96 - present
                 Consolidated Firstfund Capital Corp.       Secretary                09/92 - 06/95
                 Diagem International Resource Corp.        Director                 12/97 - present
                 Jordex Resources Inc.                      Secretary                04/98 - present
                 Minefinders Corporation Inc.               Director                 05/95 - present
                 Minefinders Corporation Inc.               Secretary                07/95 - present
                 Prospex Mining Inc.                        Director                 10/93 - 06/99
                 Unique Broadband Systems Inc.              Director                 07/97 - present
                 Unique Broadband Systems Inc.              Secretary                07/97 - 08/97

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement

      E-xact is party to a consulting agreement (the "Consulting Agreement") with Bolder Venture Partners L.L.C. ("Bolder") made July 28, 1999. Bolder Venture Partners is a limited liability company incorporated under the laws of the State of Colorado and is owned 10% by Cliff Mah, a director of E-xact.

      Under the terms of the Consulting Agreement, Bolder agrees to provide consulting services to the officers of E-xact relating to matters of corporate development, strategic planning, raising of capital and other financial matters, and to assist with certain private placements and public offerings of E-xact's securities, including this offering.

      In consideration of these services, E-xact agrees to pay Bolder Venture Partners a monthly retainer of $10,000, and purchase warrants to acquire up to 900,000 shares of E-xact for a period of five years from July 28, 1999. The warrants will be exercisable as follows:

     o      25% at $0.25 per share as of July 28, 1999;

     o      25% at $0.50 per share as of October 14, 1999;

     o      25% at $1.00 per share upon completion of this offering; and

     o 25% at a price per share equal to the price per share under a future private placement of not less than $3,000,000, if such a private placement is made.

      The term of the Consulting Agreement ends on June 30, 2000.

      Under a management agreement dated April 15, 1999 between DataDirect, Peter Fahlman, Robert Roker, and E-xact, E-xact retained DataDirect to provide certain management services including services to the ongoing development of E-xact's software. The term of the agreement commenced April 15, 1999 and will continue on a month-to-month basis until terminated by either party upon 30 days' prior notice to the other party. E-xact will pay DataDirect a monthly fee of Cdn. $20,000 per month plus G.S.T. (goods and services tax).

                            EXECUTIVE COMPENSATION

      The following table is a summary of the compensation paid to the two most highly paid executive officers of E-xact during the most recently completed financial year for services rendered to E-xact:

----------------------------------------------------------------------------------------------------------------------
                                                                              Long Term
                                              Annual Compensation            Compensation
                                       -----------------------------------   ------------
                                                                                Awards       Payouts
                                                                             ------------    -------
                                                                                Options/
Name and                                                                          Sars
Principle                                                     Other Annual      Granted      LTIP(1)        All Other
Position              Period           Salary      Bonus      Compensation        (#)        Payouts      Compensation
----------------------------------------------------------------------------------------------------------------------
Peter Fahlman,      Year ended         N/A         N/A        N/A                N/A          N/A          N/A
President(2)        Dec. 31, 1998
----------------------------------------------------------------------------------------------------------------------
Ted Henderson(3)                       N/A         N/A        N/A                N/A          N/A          N/A
----------------------------------------------------------------------------------------------------------------------

(1) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans.
(2) Mr. Fahlman has served as the acting Chief Executive Officer while E-xact conducted a search for permanent chief executive officer. Mr. Fahlman served in this capacity from August 13, 1998 to October 4, 1999, at which time he was replaced by Mr. Henderson. Mr. Fahlman did not receive any compensation for his service as CEO.
(3) Mr. Henderson began serving as the President and Chief Executive Officer on October 4, 1999. Mr. Henderson will receive an annual salary of $110,000, and will be eligible to receive a bonus of up to 50% of his annualized base salary based on the achievement of goals to be mutually agreed upon between Mr. Henderson and the board of directors of E-xact. Mr. Henderson is eligible to receive options to purchase up to 500,000 shares of E-xact common stock at an exercise price of $1.00 per share that will vest over a 36-month period and expire five years from the date of grant.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD LOOKING STATEMENTS

      We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of E-xact. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of E-xact may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

      You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.


                          DIVIDEND RECORD AND POLICY

      E-xact has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. E-xact expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of E-xact will determine if and when dividends should be declared and paid in the future based on E-xact's financial position at the relevant time. All of the shares of E-xact are entitled to an equal share in any dividends declared and paid.


                                    EXPERTS

      The auditors of E-xact are Deloitte & Touche LLP, Chartered Accountants, 2100-1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1P4. The financial statements of E-xact Transactions Ltd. included in this Prospectus have been audited by Deloitte & Touche LLP, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

      E-xact knows of no material pending legal proceedings to which E-xact is or is likely to be a party or to which any of its properties are or are likely to be the subject.

      Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of E-xact in connection with the offering of the securities in Canada on the Vancouver Stock Exchange.

      The validity of the securities offered will be passed upon for E-xact by Davis, Graham & Stubbs LLP, Denver, Colorado.


                      WHERE YOU CAN FIND MORE INFORMATION

      You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



SUBJECT TO COMPLETION, DATED OCTOBER 22, 1999

SELLING STOCKHOLDER
PROSPECTUS



                               2,832,000 Shares




                               [GRAPHIC OMITTED]

                           E-XACT TRANSACTIONS LTD.

                         Common Stock, $.001 par value

                        ------------------------------


      E-xact Transactions Ltd. is a software development company that offers a simple, electronic commerce solution for real time transaction processing over the Internet combined with a suite of value added merchant services. E-xact's computer software allows computer controlled cash registers, personal computers, personal computer based point-of-sale terminals, computer systems, and proprietary product platforms to accept credit card payments and submit those payments to processing centers for authorization and settlement.

      The common stock may be offered and sold from time to time by the Selling Stockholders through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The terms of the offering and sale of common stock in respect of which this Prospectus is being delivered, including any initial public offering price, any discounts, commissions, or concessions allowed or paid to underwriters, dealers, or agents, the purchase price of the common stock and the proceeds to the Selling Stockholders, and any other material terms shall be set forth in a Prospectus Supplement.

      All 2,832,000 shares of common stock of E-xact Transactions Ltd. offered hereby are being offered for sale by the Selling Stockholders identified herein. See "Selling Stockholders." E-xact will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

                        ------------------------------


      THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT ALTERNATE PAGES 4 TO 8.

                        ------------------------------


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                    The date of this Prospectus is ______, 1999

                               TABLE OF CONTENTS

                                                                          PAGE

SUMMARY............................................................Alternate 3

RISK FACTORS.......................................................Alternate 4

SELLING STOCKHOLDERS...............................................Alternate 9

PLAN OF DISTRIBUTION..............................................Alternate 16

USE OF PROCEEDS...................................................Alternate 16





                                 Alternate 2

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the offering, you should read this entire document and the documents we have referred you to. See "Where You Can Find More Information".

E-XACT:                       E-xact was incorporated under the laws of the Province of British
                              Columbia on August 13, 1998.  On July 22, 1998 E-xact filed a
                              Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby
                              "domesticating" or transitioning from a Canadian company to one organized under the laws of the State of Delaware. The authorized share capital of E-xact consists of 50,000,000 shares of common stock with a par value of $.001 per share. See "The Company."

BUSINESS OF E-XACT:           E-xact is a software development company that offers a simple electronic commerce, also known as "e-commerce," solution for real time transaction processing combined with a suite of value added merchant services.  E-xact's software allows computer controlled cash registers, personal computers, personal computer based point-of-sale terminals, computer systems and proprietary product platforms to accept credit card payments and submit those payments to payment processing centers for authorization and settlement.

THE OFFERING:                 Common Stock
                              Offered by the
                              Selling Stockholders2,832,000 Shares

                              Use of Proceeds:    All proceeds from the offering will be
                                                  received by the Selling Stockholders.

SELLING STOCKHOLDERS: The Selling Stockholders are founders of E-xact or purchased their shares in a private placement pursuant to an exemption provided by Regulation D under the Securities Act of 1933, as amended.





                                 Alternate 3

                                 RISK FACTORS

      An investment in E-xact common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this Prospectus, in determining whether to purchase shares of E-xact stock.

WE CANNOT BE SURE THAT SUFFICIENT WORKING CAPITAL WILL BE AVAILABLE TO COVER NECESSARY EXPENSES

      Since inception E-xact has financed its operations primarily through the private placement of equity securities, stockholder loans, and minimal sales from its e-commerce products. From inception, E-xact has raised approximately $840,517 in net proceeds from private equity financing.

      E-xact has expended and will continue to expend substantial funds for research and development, testing, capital expenditures, manufacturing and marketing of its products. The timing and amount of such spending is difficult to predict accurately and will depend upon several factors, including the progress of research and development efforts and competing technological and market developments, commercialization of products currently under development and market acceptance and demand for E-xact's products. E-xact currently estimates that it will be necessary to spend approximately $1,287,000 for the twelve months ending November 2000. There can be no assurance that cash flow from operations, together with working capital and net proceeds from the initial public offering will be sufficient to fully fund the planned expansion of E-xact's operations. If necessary, E-xact may seek additional funds through equity or debt financing, through collaborative or other arrangements with other companies and from other sources. If additional funds are raised by issuing equity securities, further dilution to shareholders could occur. There can be no assurance that additional financing will be available when needed or on terms acceptable to E-xact. If adequate funds are not available, E-xact could be required to delay development or commercialization of new products, to license to third parties the rights to commercialize certain products or technologies that E-xact would otherwise seek to commercialize for itself or to reduce the marketing, customer support or other resources devoted to certain of its products, each of which could have a material adverse effect on E-xact's business, financial condition and results of operations.

WE HAVE A LIMITED OPERATING AND SALES HISTORY

      E-xact has a limited history of operations that has consisted primarily of research and development and initial sales of its e-commerce products and services. E-xact has generated only limited revenues from sales of its e-commerce products and services and does not have experience in manufacturing, selling or marketing its products in large, commercial quantities. E-xact's products and services has not gained significant market exposure or demonstrable market acceptance yet. Whether E-xact can successfully manage the transition to a larger-scale commercial enterprise will depend upon a number of factors, including expanding its sales and marketing capabilities. Given the absence of clear market acceptance with respect to this line of products, there can be no assurance as to the achievability of projected market penetration rates and associated sales revenues.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET

      E-xact's products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of E-xact. These competitors may be able to institute and sustain price wars, or imitate the features of E-xact's products, resulting in a reduction of E-xact's share of




                                 Alternate 4
the market and reduced price levels and profit margins. In addition, there are no significant barriers to new competitors entering the market place.

WE RELY ON KEY PERSONNEL

      E-xact's future success depends in significant part upon the continued service of certain key technical and management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Key personnel of E-xact include Ted Henderson (President and Chief Executive Officer), Peter Fahlman (Vice President of Business Development), Robert Roker (Product Manager), and Brian Archer (Development Manager). E-xact has not entered into employment agreements with anyone other than Ted Henderson, but anticipates executing such agreements with all key personnel by the end of 1999. E-xact anticipates that the agreements to be entered into with key personnel will include non-competition provisions that extend for twelve months following the employee's termination and non-disclosure provisions that extend three years following the employee's termination. The employment agreement with Ted Henderson extends from September 16, 1999 to September 15, 2000.

      Competition for such personnel is intense, and there can be no assurance that E-xact can retain its key technical and managerial personnel or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon E-xact's business, financial condition and results of operations.

WE MUST DEVELOP AND SELL NEW PRODUCTS IN ORDER TO KEEP UP WITH TECHNOLOGICAL CHANGES

      The e-commerce software industry is characterized by rapid and significant technological change. Many software applications have a life cycle of under twelve months. E-xact's future success will depend in large part on E-xact's ability to continue to respond to such changes. There can be no assurance that E-xact will be able to respond to such changes or that new or improved competing products will not be developed that render E-xact's software products and e-commerce services non-competitive. Product research and development will require substantial expenditures and will be subject to inherent risks and there can be no assurance that E-xact will be successful in developing or improving products that have the characteristics necessary to effectively meet the market's needs, or that any new products introduced will be successfully commercialized. E-xact's products may face competition from, or be rendered obsolete by, new products which have yet to be launched.

RISKS ASSOCIATED WITH ENCRYPTION TECHNOLOGY

      A significant barrier to online commerce is the secure transmission of confidential information over public networks. E-xact relies on third party encryption technology to provide the security necessary to transmit confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of breach of the encryption technology used by E-xact to protect customer transaction data. If any such compromise of E-xact's security were to occur, it could have a material adverse effect on the Company's business, financial condition and operating results.





                                 Alternate 5

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE

      E-xact has only limited experience selling and marketing its e-commerce products and services, and does not have any experience selling and marketing its products in commercial quantities.

WE MAY BE ADVERSELY AFFECTED BY YEAR 2000 ISSUES

      The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

      E-xact's e-commerce products and services are being developed to be fully Y2K compliant, although the effectiveness of present efforts to address the Y2K issue cannot be assured. In addition, E-xact intends to implement programs to ensure that all software and hardware used in connection with the design of its software products and the provision of services to its customers and suppliers and its internal operations will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality. E-xact does not anticipate incurring significant additional costs to address the Year 2000 issue, although the effectiveness of its present efforts to address the Y2K issue cannot be assured. E-xact is in the process of testing its transaction software with various banks to ensure that transactions will be processed accurately after December 31, 1999, and expects these tests to be completed by the end of October 1999. E-xact has not yet sought information from third parties, including their customers and suppliers, with respect to their compliance with the Y2K issue with respect to their own computer software and hardware. If the present efforts to address the Y2K issue are unsuccessful, or if other third parties with which E-xact conducts business do not successfully address the Y2K issue, the business and financial condition of E-xact could be adversely affected.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED; RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

      The patent, trademark, copyright and trade secret positions of e-commerce companies, including those of E-xact, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application either can be denied or significantly reduced before or after the patent is issued. Consequently, there can be no assurance that any patents from any future patent application will be issued, that the scope of the patent protection will exclude competitors or provide competitive advantages to E-xact, that any of E-xact's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by E-xact. In addition, there can be no assurance that competitors, many of which have substantial resources, will not seek to apply for and obtain patents that will prevent, limit or interfere with E-xact's ability to make, use or sell its products and services either in Canada, the United States or in international markets. Litigation or regulatory proceedings, which could result in substantial cost and uncertainty to E-xact, may also be necessary to enforce patent or other intellectual property rights of E-xact or to determine the scope and validity of other parties' proprietary rights. There can be no assurance that E-xact will have the financial resources to defend its patents, trademarks and copyrights from infringement or claims of invalidity.

      E-xact also relies upon unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise




                                 Alternate 6
gain access to or disclose E-xact's proprietary technology or that E-xact can meaningfully protect its rights in such unpatented proprietary technology.

PRODUCT LIABILITY RISK; POSSIBLE INSUFFICIENCY OF INSURANCE

      E-xact's business involves the risk of product liability claims. Although E-xact has not experienced any product liability claims to date, any such claims could have a material adverse effect on E-xact. E-xact does not currently maintain product liability insurance. E-xact intends to obtain such insurance but there can be no assurance that it would be available on commercially acceptable terms, or at all. Even if E-xact obtains product liability insurance, there can be no assurance that it would prove adequate or that a product liability claim, insured or uninsured, would not have a material adverse effect on E-xact's business, financial condition and results of operations. Even if a product liability claim is not successful, the time and expense of defending against such a claim may adversely affect E-xact's business, financial condition and results of operations.

TRANSACTION PROCESSING VOLUME RISK

      The e-commerce and real-time electronic credit card payment transaction processing industries require reliable, efficient high volume transaction capability. Transaction processing software applications may run efficiently in low volume transaction processing environments but slow down or cease to operate in high volume environments or during peak hours of use. E-xact's future success will depend in large part on whether E-xact's software solutions will adequately respond to such high volume transaction processing environments in a reliable and efficient manner. There can be no assurance that E-xact software solutions will be able to process large transaction volumes in a seamless manner. Product research and development will require substantial expenditures and will be subject to inherent risks and there can be no assurance that E-xact will be successful in developing or improving products that have the characteristics necessary to effectively meet the high volume transaction processing market.

OUR STOCK HAS NEVER BEEN PUBLICLY TRADED; POSSIBLE VOLATILITY OF STOCK; DILUTION

      Prior to the initial public offering, there was no public market for E-xact's common stock, and there can be no assurance that an active trading market will develop and be sustained, or that the market price of the shares will not decline below the initial public offering price. The initial public offering price of the shares was determined by negotiations between E-xact and Canaccord. As such, the initial public offering price is not necessarily related to E-xact's net worth or any other established criteria of value and may not bear any relationship to the market price of the shares following the completion of the offering. The market prices for securities of e-commerce software and services companies have historically been highly volatile. Announcements of technological innovations or new products by E-xact or its competitors, developments concerning proprietary rights, including patents and litigation matters, and changes in financial estimates by securities analysts or failure of E-xact to meet such estimates and other factors may have a significant impact on the market price of the Common Shares. In addition, E-xact believes that fluctuations in its operating results may cause the market price of its Common Shares to fluctuate, perhaps substantially.

REVENUE PROJECTIONS

      Revenue growth projections of E-xact are not yet supported by sales contracts or by firm sales opportunities. There is no assurance that E-xact will be able to achieve competitive pricing for its planned products or a significant volume of sales.




                                 Alternate 7

WE HAVE NEVER PAID DIVIDENDS AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE
FUTURE

      E-xact has not paid dividends in the past and does not anticipate paying dividends in the near future. E-xact expects to retain its earnings to finance further growth and, when appropriate, retire debt. See "Dividend Record and Policy."

THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES

      Because shares of E-xact common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of E-xact common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

LISTING THE STOCK ON THE VANCOUVER STOCK EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES

      [The shares of E-xact common stock have been approved for listing on the Vancouver Stock Exchange and will be primarily traded on that exchange.] The rules of the Vancouver Stock Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the Vancouver Stock Exchange listing does not assure a stockholder that there will be a purchaser for his shares when the stockholder wishes to sell.







                                 Alternate 8

                             SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of E-xact's common stock as of October 12, 1999, and as adjusted to reflect the sale of shares being offered hereby, for each of the Selling Stockholders. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares owned by them.


                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

477928 B.C. Ltd.                                         50,000             50,000             -0-                   -0-
5648 Westhaven Road
West Vancouver, B.C.
V7W 1T6

574733 B.C. Ltd.                                         10,000             10,000             -0-                   -0-
c/o 1450 Creekside Drive, Suite 800
Vancouver, B.C.
V6J 5B3 Canada

585231 B.C. Ltd.                                         50,000             50,000             -0-                   -0-
3251 West 3rd Avenue
Vancouver, B.C.
V6K 1N5

Thomas J. Ahmann                                         15,000             15,000             -0-                   -0-
2601 Jeweh Lane North
Plymouth, MW
55447, USA

Ahmad Akrami(1)                                          82,500            105,000             -0-                   -0-
902 S. Wiley Ct.
Superior, Colorado 80027

Joanne Archer                                            20,000             20,000             -0-                   -0-
1508 - 820 5th Avenue, S.W.
Calgary, A.B
T2P ONY Canada

Ann Archibald                                            30,000             30,000             -0-                   -0-
1797 Layton Drive
North Vancouver, B.C.
V7H 1X7

Randy Ayers                                               6,000              6,000             -0-                   -0-
10511 Suncrest Drive
Delta, B.C.
V4C 2N1

Bruce Buckland                                            6,000              6,000             -0-                   -0-
7083 114A Street
Delta, B.C.
V4E 1X3


                                   Alternate 9

                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

Glenn R. Butterworth                                      6,000              6,000             -0-                   -0-
9346 Romaniuk Drive
Richmond, B.C.
V7E 5G7

Raymond Gordon Campbell                                  10,000             10,000             -0-                   -0-
3166 Point Grey Road
Vancouver, B.C.
V6K 1B2

Jeannet Clark                                             3,000              3,000             -0-                   -0-
2515 Amber Court
Coquitlam, B.C.
V3E 3K8

DataDirect Holdings Inc.                              2,100,000            190,000         1,910,000               24.73%
1610-555 West Hastinngs Street
Vancouver, B.C.
V6B 4N6

Maggie Elliot                                            10,000             10,000             -0-                   -0-
9 Amalia Crescent
Belwood, Ontario
N0B 1J0

Michelle Fahlman                                         40,000             40,000             -0-                   -0-
855 55A Street
Delta, B.C.
V4M 3M3

Ted Henderson                                            50,000             50,000             -0-                   -0-
c/o E-xact Transactions Ltd.
1616 - 555 West Hastings Street
Vancouver, B.C.
V6H 4N6

K. Dieter & Marie K. Heidrich(2)                         80,000             80,000             -0-                   -0-
230 Green Rock Drive
Boulder, Colorado
80302

Brian Leigh Hilder                                       10,000             10,000             -0-                   -0-
5295 9th Avenue
Delta, B.C.
V4M 1V8

William E. Hodal                                         40,000             40,000             -0-                   -0-
7999 Berkley Street
Burnaby, B.C.
V5E 4G5


                                  Alternate 10

                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

Chueh-Hui Hsia                                          180,000            180,000             -0-                   -0-
#28, Alley 4, Lane 69
Section 5
Ming-seng E. Road
Taipei, Taiwan

Kimberley L. Kipp                                        10,000             10,000             -0-                   -0-
RR #1, Port Stanley
Ontario, N5L 1J1

Amy Lennon                                               20,000             20,000             -0-                   -0-
750 Seymour Boulevard
North Vancouver, B.C.
V7J 2J6

Ben Mah                                                  10,000             10,000             -0-                   -0-
RR1 - 1306 St. Andrews Road
Gibsons, V0N 1V0

Cliff Mah(3)                                            107,500            130,000             -0-                   -0-
1450 Creekside Drive, Suite 800
Vancouver, B.C.
V6J 5B3

Jan Mark                                                 10,000             10,000             -0-                   -0-
110-777 West 7th Avenue
Vancouver, B.C.
V5Z 1B9

Gary Mathiesen                                           10,000             10,000             -0-                   -0-
2795 Palmerston Avenue
West Vancouver, B.C.
V7V 2W9

Donald Grant McIntosh                                     8,000              8,000             -0-                   -0-
103-3555 Westminister Hwy
Richmond, B.C.
V7C 5P6

James William Milne                                      10,000             10,000             -0-                   -0-
831 Forrest Drive
Trail, B.C.
V1R 4P9

Douglas R. Nagely                                        20,000             20,000             -0-                   -0-
537-3400 Avenue
Manchester, Kansas
67410-7505

Kent Nuzum(4)                                            97,500            120,000             -0-                   -0-
1829 Mapleton Avenue
Boulder, Colorado
80304


                                  Alternate 11

                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

James Oleynick                                           40,000             40,000             -0-                   -0-
3581 Haida Drive
Vancouver, B.C.
V5M 3Y9

Opus Capital Fund, LLC                                  160,000            160,000             -0-                   -0-
1113 Spruce Street, Suite 506
Boulder, Colorado
80302

Janis Parmar                                              2,000              2,000             -0-                   -0-
713 E 4th Street
North Vancouver, B.C.
V7L 1K1

Sera Rhyane                                              20,000             20,000             -0-                   -0-
408-620 Avenue Road
Toronto
M4V 2K8

Judith Roker                                             40,000             40,000             -0-                   -0-
47 - 15860 82nd Avenue
Surrey, B.C.
V3S 8M4 Canada

John T. Rose                                            200,000            200,000             -0-                   -0-
13826 Vintage Centre Drive
Houston, Texas
77069

Robert Sali                                              19,000             19,000             -0-                   -0-
2535 West 1st Avenue
Vancouver, B.C.
V6K 1G8

Gregg J. Sedun                                           10,000             10,000             -0-                   -0-
2200-885 West Georgia Street
Vancouver, B.C.
V6C 3E8

Edmund Shung                                             10,000             10,000             -0-                   -0-
110-1082 West 8th Avenue
Vancouver, B.C.
V6H 1C4

Lawrence D. Smith                                        10,000             10,000             -0-                   -0-
5566 49th Avenue
Delta, B.C.
V4K 3N8

William Neal Speight                                      8,000              8,000             -0-                   -0-
Box 7, Site 4, RR# 2
Rocky Mountain House
Alberta, T0M 1T0


                                  Alternate 12

                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

Richard Stokes                                           10,000             10,000             -0-                   -0-
452 East 7th Street
North Vancouver, B.C.
V7L 1R9

Grant Sutherland                                          8,000              8,000             -0-                   -0-
1600-777 Dunsmuir Street
P.O. Box 10425, Pacific Centre
Vancouver, B.C.
V7Y 1K4

Sutton Group Financial Services Ltd.                  2,100,000            190,000          1,910,000              24.73%
1628-555 West Hastings Street
Vancouver, B.C.
V6B 4N6

Tom Tennessen(5)                                         77,500            100,000             -0-                   -0-
4870 Menelith Way #202
Boulder, Colorado
80303

Shelagh Tracey                                           20,000             20,000             -0-                   -0-
978 Seymour Boulevard
North Vancouver, B.C.
V7J 2J8

Wallace Development Corp.                                 8,000              8,000             -0-                   -0-
938-Howe Street, 11th floor
Vancouver, B.C.
V6Z 3N9

Tanyce Westgard                                           8,000              8,000             -0-                   -0-
3295 Canterbury Drive
Surrey, B.C.
V4P 2N4

Grace Wilson                                             10,000             10,000             -0-                   -0-
36 Coyne Street
St. Thomas, Ontario
N5R 4K8

Debra Windjack                                           12,000             12,000             -0-                   -0-
c/o 2100-111 West Georgia Street
Vancouver, B.C.
V7X 1K9 Canada

Darryl Yea                                                8,000              8,000             -0-                   -0-
5294 Keith Road
West Vancouver, B.C.
V7W 2N1


                                  Alternate 13

                                               Shares Beneficially         Shares       Shares Beneficially           Post-
                                                   Owned Pre-             Offered in           Owned               Offering %
          Name and Address                          Offering             the Offering      Post-offering            Ownership
-------------------------------------         ---------------------    ---------------  -------------------        ----------

Daryl Yurek(6)                                          525,000            660,000             -0-                   -0-
1327 Spruce Street, Suite 300
Boulder, Colorado
80302

Jody Yurek                                               10,000             10,000             -0-                   -0-
170 Fairview Avenue
St. Thomas, N5R 4Y1

Paul Yurek                                               10,000             10,000             -0-                   -0-
50 Lombard Street
Toronto, Ontario
M5C 2X4

TOTAL                                                 6,427,000          2,832,000

(1)Includes: (i) 22,500 shares acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Mr. Akrami is a 10% member; (ii) 22,500 shares that may be acquired prior to the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC; and (iii) 22,500 shares that may be acquired upon completion of the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC. Shares Beneficially Owned Pre-Offering excludes warrants to purchase up to 22,500 shares exercisable after the public offering and expiring five years from the date the shares are listed for public trading on the Vancouver Stock Exchange, but Shares Offered in the Offering includes such warrant shares.
(2)Excludes 160,000 shares which are deemed to be beneficially owned by Mr. Heidrich through his position as general partner of the manager of Opus Capital Fund, LLC, which owns 160,000 shares of E-xact common stock.
(3)Includes: (i) 22,500 shares acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Mr. Mah is a 10% member; (ii) 22,500 shares that may be acquired prior to the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC; and
   (iii) 22,500 shares that may be acquired upon completion of the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC. Shares Beneficially Owned Pre-Offering excludes warrants to purchase up to 22,500 shares exercisable after the public offering and expiring five years from the date the shares are listed for public trading on the Vancouver Stock Exchange, but Shares Offered in the Offering includes such warrant shares.
(4)Includes: (i) 22,500 shares acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Mr. Nuzum is a 10% member; (ii) 22,500 shares that may be acquired prior to the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC; and (iii) 22,500 shares that may be acquired upon completion of the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC. Shares Beneficially Owned Pre-Offering excludes warrants to purchase up to 22,500 shares exercisable after the public offering and expiring five years from the date the shares are listed for public trading on the Vancouver Stock Exchange, but Shares Offered in the Offering includes such warrant shares.
(5)Includes: (i) 22,500 shares acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Mr. Tennesen is a 10% member; (ii) 22,500 shares that may be acquired prior to the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC; and (iii) 22,500 shares that may be acquired upon completion of the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC. Shares Beneficially Owned Pre-Offering excludes warrants to purchase up to 22,500 shares exercisable after the public offering and expiring five years from the date the shares are listed for public trading on the Vancouver Stock Exchange, but Shares Offered in the Offering includes such warrant shares.
(6)Includes: (i) 135,000 shares acquired prior to the public offering by exercise of a warrant held by Bolder Venture Partners, LLC, of which Mr. Yurek is a 10% member; (ii) 135,000 shares that may be acquired prior to the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC; and (iii) 135,000 shares that may be acquired upon completion of the initial public offering by exercise of a warrant held by Bolder Venture Partners, LLC. Shares Beneficially Owned Pre-Offering excludes warrants to purchase up to 135,000 shares exercisable



                                 Alternate 14
   after the public offering and expiring five years from the date the shares are listed for public trading on the Vancouver Stock Exchange, but Shares Offered in the Offering includes such warrant shares. Excludes 160,000 shares which are deemed to be beneficially owned by Mr. Yurek through his position as general partner of the manager of Opus Capital Fund, LLC, which owns 160,000 shares.



                                 Alternate 15

                             PLAN OF DISTRIBUTION

      The common stock offered hereby may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      The shares may be sold from time to time in one or more transactions at a fixed offering price that may be changed or at varying prices determined at the time of sale or negotiated prices.

      E-xact has paid substantially all of the expenses incident to the offering of the shares, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the Selling Stockholders.


                                USE OF PROCEEDS

      E-xact will not receive any of the proceeds from the offering. All of such proceeds will be received by the Selling Stockholders.



                                 Alternate 16

Report and Financial Statements of



E-XACT TRANSACTIONS LTD.


June 30, 1999 and December 31, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE

REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS......................F-2

BALANCE SHEETS - June 30, 1999 and December 31, 1998.......................F-3

STATEMENTS OF OPERATIONS - Seven Months Ended June 30, 1999 and
From Inception (August 13, 1998) to December 31, 1998......................F-4

STATEMENTS OF CASH FLOWS -Seven Months Ended June 30, 1999 and
From Inception (August 13, 1998) to December 31, 1998......................F-5

NOTES TO FINANCIAL STATEMENTS..............................................F-7

INDEPENDENT AUDITORS' REPORT

To the Directors of
E-xact Transactions Ltd.

We have audited the balance sheet of E-xact Transactions Ltd. as at December 31, 1998 and the statements of operations, shareholders' capital deficiency and cash flows for the period from the date of inception, August 13, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and the results of its operations and its cash flows for the period from the date of inception, August 13, 1998, to December 31, 1998 in accordance with accounting principles generally accepted in the United States.





Chartered Accountants
Vancouver, British Columbia
August 13, 1999 (except as to Note 14
  which is as of October 20, 1999)




                  Comments by Auditor for U.S. Readers
                  on Canada-U.S. Reporting Difference


     In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated August 13, 1999 (except as to Note 14 which is as of October 20, 1999) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.




Chartered Accountants
Vancouver, British Columbia
August 13, 1999 (except as to
    Note 14 which is as of October 20, 1999)

E-XACT TRANSACTIONS LTD.
BALANCE SHEETS
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                    June 30,      December 31,
                                                                      1999           1998
                                                                   ----------     ------------
                                                                   (Unaudited)
ASSETS
CURRENT
    Cash                                                           $   19,352      $   4,502
    Accounts receivable (Note 3)                                       20,611         18,520
    Prepaid expenses and deposits                                       6,296          6,296
Total current assets                                                   46,259         29,318
ACQUIRED SOFTWARE AND INTANGIBLES (Note 4)                             12,128         24,258
CAPITAL ASSETS (Note 5)                                                 9,692          2,069
Total assets                                                       $   68,079      $  55,645

LIABILITIES
CURRENT
    Accounts payable and accrued liabilities (Note 7)              $   72,751      $  32,731
    Due to shareholders (Note 6)                                      123,065         10,605
Total current liabilities                                             195,816         43,336
COMMITMENTS (Note 11)

SHAREHOLDERS' CAPITAL DEFICIENCY
Common stock, common shares issued and outstanding (Note 8)
4,200,000 at June 30, 1999 and December 31, 1998                       64,517         64,517
Accumulated deficit                                                  (192,254)       (52,208)
Total shareholders' capital deficiency                               (127,737)        12,309
                                                                   ----------      ---------
Total liabilities and shareholders' capital deficiency             $   68,079      $  55,645
                                                                   ----------      ---------
CONTINUING OPERATIONS (Note 1)

               See accompanying Notes to the financial statements

E-XACT TRANSACTIONS LTD.
STATEMENTS OF OPERATIONS
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                  From Inception
                                                                 August 13, 1998
                                               Six Months Ended  to December 31,
                                                June 30, 1999         1998
                                               ----------------  ---------------
                                                 (Unaudited)

REVENUES
    Online transactions                        $    36,843       $    22,254
    Web development                                  8,861            20,792
                                                    45,704            43,046
COST OF SALES
    Cost of online transactions                     10,577             7,835
    Cost of web development                             --            10,052
                                                    10,577            17,887
EXPENSES
    General and administrative expenses             36,767            39,283
    Sales and marketing                              6,143            17,719
    Research and development                       132,263            20,365
                                                   175,173            77,367
NET LOSS                                          (140,046)          (52,208)
BASIC AND DILUTED LOSS PER SHARE               $     (0.03)      $     (0.01)
                                               -----------       -----------
WEIGHTED AVERAGE NUMBER OF SHARES                4,200,000         3,820,832
    USED TO  CALCULATE LOSS PER SHARE

               See accompanying Notes to the financial statements

E-XACT TRANSACTIONS LTD.
STATEMENTS OF CASH FLOWS
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                                                           From Inception
                                                                                                             August 13,
                                                                                       Six Months              1998 to
                                                                                      Ended June 30,        December 31,
                                                                                          1999                 1998
                                                                                      --------------       --------------
                                                                                       (Unaudited)

OPERATING ACTIVITIES
    Net loss                                                                           $  (140,046)        $ (52,208)
    Item not affecting cash
    Amortization of capital assets, acquired software and other intangible assets           13,863             40,275
    Net change in non-cash working capital balances
       Accounts receivable                                                                  (2,091)           (18,520)
       Prepaid expenses and deposits                                                            --             (6,296)
       Accounts payable and accrued liabilities                                             40,020             32,731
       Advances from shareholders                                                               --             10,605
                                                                                           (88,254)             6,587
                                                                                       -----------         ----------
FINANCING ACTIVITIES
    Advances from shareholders                                                             112,460                 --
    Proceeds on issuance of capital stock                                                       --                  1
                                                                                           112,460                  1
                                                                                   ---------------     --------------
INVESTING ACTIVITY
    Purchase of capital assets                                                              (9,356)            (2,086)
                                                                                   ---------------     --------------
NET CASH INFLOW                                                                             14,850              4,502
CASH, BEGINNING OF PERIOD                                                                    4,502                 --
                                                                                   ---------------     --------------
CASH, END OF PERIOD                                                                $        19,352     $        4,502
                                                                                   ---------------     --------------

SUPPLEMENTAL CASH FLOW INFORMATION
    Common shares issued for acquired software and intangibles                      $           --     $       64,517

               See accompanying Notes to the financial statements

E-XACT TRANSACTIONS LTD.
STATEMENTS OF CASH FLOWS
(EXPRESSED IN CANADIAN DOLLARS)
-------------------------------------------------------------------------------

                                                                                 Total
                                                                              Shareholders'
                                              Common Stock      Accumulated     Capital
                                           Shares      Amount     Deficit      Deficiency
                                         ----------  ---------  -----------   -----------

Issuance of common stock for cash           42,000   $      2   $       --    $        2

Issuance of common stock for acquired
    software and intangibles (Note 3)    4,158,000     64,515           --        64,515

Net loss                                        --         --      (52,208)      (52,208)
                                         ----------  ---------  -----------   -----------
Balance at December 31, 1998             4,200,000     64,517      (52,208)       12,309

Net loss                                        --         --     (140,046)     (140,046)
                                         ----------  ---------  -----------   -----------
Balances at June 30, 1999               $4,200,000   $  4,200   $ (192,254)   $ (127,737)
                                         ----------  ---------  -----------   -----------


               See accompanying Notes to the financial statements

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)


1.   CONTINUING OPERATIONS

     The Company specializes in online financial transaction processing supporting customers' e-commerce activities.

     The Company was initially incorporated on August 13, 1998 under the laws of British Columbia, Canada. On July 29, 1999 the Company was reincorporated in the State of Delaware.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $140,046 in the six months period ended June 30, 1999 (period from inception August 13, 1998 to December 31, 1998 - $52,208) and at June 30, 1999 had a working capital deficiency of $149,557 and capital deficiency of $127,737.

     These factors among others indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's continuation as a going concern is dependent upon achieving operating levels adequate to support the Company's cost structure and obtaining adequate financial resources through a contemplated initial public offering of its shares or otherwise. The Company expects to have sufficient working capital from the proceeds of the initial public offering and other contemplated financing to support its operations during the twelve-month period subsequent to June 30, 1999. However, there can be no assurance that such offerings will be successful.

2.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with the following significant accounting polices.

     (a) Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and for the periods presented. Estimates are used for, but not limited to, accounting for doubtful accounts, amortization, income taxes, and contingencies. Actual results may differ from those estimates.

     (b) Research and development costs

         All research and development costs are expensed when incurred.

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------


     (c) Deferred share issue costs

         Share issue costs incurred prior to the issuance of share capital are deferred and netted against the proceeds when the related shares are issued.

     (d) Acquired software and intangibles

         Costs related to acquired software for internal use are capitalized and are amortized on a straight-line basis over one year, the estimated period of benefit. Costs related to the acquisition of other rights are capitalized and are amortized on a straight-line basis in 1998, the estimated period of benefit. The Company evaluates the recoverability of its acquired software and intangible assets whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No impairment in assets has been identified by the Company in the periods ended June 30, 1999 and December 31, 1998.

     (e) Capital assets and amortization

         Capital assets are recorded at cost and amortized over the estimated useful lives of the assets on the following basis:

         Computer equipment                     30% per annum declining balance

         The Company periodically evaluates the recoverability of its capital assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No impairment in assets had been identified by the Company in the periods ended June 30, 1999 and December 31, 1998.

     (f) Revenue recognition

         The Company's revenue is derived from the following sources:

         (i)  Online transactions

              Revenue from the setup, maintenance, and processing of online transactions is recognized when the services are performed, the amount of revenue is determinable and collectibility is reasonably assured.

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



     (f) Revenue recognition (Continued)

         (ii) Web development

         Revenue from services related to web development are recognized when the services are performed, the amount of revenue is determinable and collectibility is reasonably assured. Provision for estimated losses on contracts is recorded when identified.

     (g) Comprehensive income

         SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. The company has no comprehensive income items, other than the net loss, in any of the periods presented.

     (h) Business segments

         SFAS No. 131, Disclosures about Segments of an Enterprises and Related Information, establishes standards for reporting, information about operating segments in annual financial statements. It also establishes standards for disclosures about products and services, geographic areas and major customers. Information related to SFAS No. 131 is contained in Note 13.

     (i) Recent accounting pronouncements

         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use". This SOP was effective for fiscal years beginning after December 15, 1998. This SOP requires capitalization of certain costs of computer software developed or obtained for internal use. The adoption of this statement had no significant effect on the financial position or results of operations.

         In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-up Activities. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. The company expects that the adoption of SOP 98-5 will not have a material impact on its financial position and results of operations.

         In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. The Financial Accounting Standards Board have subsequently delayed implementation of the standard for the financial years beginning after June 15, 2000. The impact on the company's financial statements is not expected to be material.

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



     (j) Basic and diluted loss per share

         Basic and diluted loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period.

     (k) Foreign currency translation

         Effective July 29, 1999, the Company is a Delaware corporation and considers the Canadian dollar to be the appropriate functional currency for the Company's operations because the majority of the Company's business is in Canada, denominated in Canadian dollars. Monetary assets and liabilities that are not denominated in Canadian dollars are translated at the exchange rate on the balance sheet date.

         Revenues and expenses are translated using average exchange rates prevailing during the period. Gains and losses on foreign currency transactions and translation are recorded in the statements of operations.

         The Company periodically reviews in accordance with SFAS 52 the determination of its functional currency.

     (l) Unaudited interim information

         The balance sheet at June 30, 1999 and statement of operations for the six month period ended June 30, 1999 was taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company at June 30, 1999 and the results of operation for the six months ended June 30, 1999. The results of operation for the interim periods presented are not necessarily indicative of those to be expected for the year.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable are recorded net of no allowance for doubtful accounts at June 30, 1999 and December 31, 1998.

4.   ACQUIRED SOFTWARE AND INTANGIBLES


                                           June 30, 1999    December 31, 1998
                                          ---------------  -------------------

Acquired software and intangible            $    48,515    $      48,515
Accumulated amortization                        (36,387)         (24,257)
                                            $    12,128    $      24,258
                                            -----------    -------------

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



4.   ACQUIRED SOFTWARE AND INTANGIBLES (CONTINUED)

     Effective September 1, 1998, the Company entered into an agreement with Sutton Group Financial Services Ltd. ("Sutton"), a shareholder, under which the Company purchased all rights, title and interest in and to Version 2 of the E-xact Gateway software. The consideration paid for this asset, representing the costs incurred by Sutton in the development of this asset, consisted of 2,100,000 common shares at a deemed value of $32,515 (Note 8).

     At the same time, the Company entered into an agreement with DataDirect Holdings Inc. ("DataDirect"), a shareholder, under which the Company acquired intangible assets consisting of the development rights in and to Version 2 of E-xact Gateway software as well as certain rights and customer lists. The consideration for these intangibles, representing the costs incurred by DataDirect in the development of these assets of $16,000 for the software rights and $16,000 of other intangible assets, consisted of 2,100,000 common shares at a deemed value of $32,000 (Note 8).

5.   CAPITAL ASSETS

                                      June 30, 1999                December 31, 1998
                          ---------------------------------------  -----------------
                                        Accumulated    Net Book        Net Book
                              Cost      Amortization     Value           Value
                          ------------  ------------  -----------    -------------

     Computer equipment   $     11,557  $    1,865    $     9,692    $       2,069
                          ------------  ----------    -----------    -------------
                          $     11,557  $    1,865    $     9,692    $       2,069
                          ------------  ----------    -----------    -------------


6.   DUE TO SHAREHOLDERS

     The amounts due to shareholders are unsecured, non-interest bearing and are repayable under the Company's normal trade terms.

7.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     The principal components of accounts payable and accrued liabilities were as follows:



                                           June 30, 1999  December 31, 1998
                                           -------------  -----------------

Trade payables                              $    35,796    $      17,446
Other accrued liabilities                        36,955           15,285
                                            $    72,751    $      32,731
                                            -----------    -------------

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



8.   SHAREHOLDERS' CAPITAL DEFICIENCY

     (a) Authorized share capital

         The Company was initially incorporated on August 13, 1998 under the laws of British Columbia, Canada with 50,000,000 authorized common shares with no par value. On July 29, 1999 the Company was reincorporated in the State of Delaware.

         The Company has authorized 50,000,000 common shares with a par value of $0.001 per share. As a result of the reincorporation and change to par value shares, subsequent to June 30, 1999 $60,317 was reclassified from common stock to additional paid in capital.

     (b) Subsequent to June 30, 1999, on September 2, 1999 the Company's common shares were split, twenty-one thousand-for-one. All share and per share amounts of prior periods have been adjusted to reflect the split.

     (c) Employee Stock Option Plan

         Subsequent to June 30, 1999, on October 7, 1999 the Company's board of directors approved a stock option plan. Under the plan 20% of the outstanding shares are for issuance as stock options. The plan is subject to approval at the next meeting of the shareholders.

9.   FINANCIAL INSTRUMENTS

     (a) Fair value

         The carrying values of cash, accounts receivable, deposits, accounts payable and accrued liabilities and amounts due to shareholders, as reflected in the balance sheet, approximate their respective fair values as at June 30, 1999 and December 31, 1998 because of the demand or short-term maturity of these instruments.

     (b) Credit risk and economic dependence

         The Company is subject to credit risk as it earns revenue from a limited number of customers. Bad debt experience has not been significant. During the six months ended June 30, 1999 - $31,271 (period from inception August 13, 1998 to December 31, 1998 - $22,135) of revenue was derived from a single customer. As at June 30, 1999 accounts receivable included $4,855 December 31, 1998 - $5,408 due from a single customer.

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



     (c) Foreign exchange risk

         The Company undertakes certain transactions in US dollars and as such is subject to risk due to fluctuations in exchange rates. The Company does not use derivative instruments to reduce exposure to foreign exchange risk.

10.  RELATED PARTY TRANSACTIONS

     (a) During the six months ended June 30, 1999 the Company paid consulting fees of $50,000 (1998 - Nil) to a corporate shareholder for research and development services.

     (b) As at June 30, 1999 accounts payable and accrued liabilities include $41,223 (December 31, 1998 - $6,499 due to a corporate shareholder for operating costs paid on its behalf.

11.  COMMITMENTS

     Future minimum operating lease payment for premises and equipment leases for the years ending December 31 are due as follows:


                                         June 30, 1999  December 31, 1998
                                         -------------  -----------------

          1999                           $    97,964    $      62,835
          2000                               106,565           46,565
          2001                                28,047           28,047
                                         -----------    -------------
                                         $   232,576    $     137,447
                                         -----------    -------------

12.  INCOME TAXES

     The reported income tax provision differs from the amount computed by applying the Canadian basis statutory rate to the loss before income taxes. The reasons for this difference and the related tax effects are as follows:


                                            June 30, 1999  December 31, 1998
                                            -----------    -------------

Canadian basis statutory tax rate                   45%              45%
Expected income tax recovery                $   (63,021)   $     (23,494)
Losses producing no current tax benefit          63,021           23,494
                                            $        --    $          --
                                            -----------    -------------

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------




     Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the company's deferred tax assets and liabilities as of June 30, 1999 and December 31, 1998 are as follows:


                                               June 30, 1999   December 31, 1998
                                               -------------   -----------------

     Deferred income tax assets
       Net operating tax loss carry forwards
                                                     61,500           23,494
     Valuation allowance for deferred income
       tax asset                                    (61,500)         (23,494)
                                               ------------    -------------
       Net deferred income tax assets                    --               --
                                               ------------
     Deferred income tax liabilities                     --               --
                                               ------------    -------------

         Due to uncertainty surrounding the realization of the deferred income tax assets in future income tax returns, the Company has a 100% valuation allowance against its deferred income tax assets.

     As of June 30, 1999, the Company has Canadian tax loss carry-forwards of approximately $150,000 available to reduce future years' income for tax purposes. These carry-forward losses expire between 2005 and 2006.

13.  SEGMENTED INFORMATION

     The Company operates in one segment - electronic commerce services.

     The Company attributes revenue among geographical areas based on the location of the customers. All revenues are derived in Canada. Long-lived assets include capital assets and are located in Canada.

     The Company's customer sales concentration is discussed in Note 9(b).

14.  SUBSEQUENT EVENTS

     Subsequent to June 30, 1999, the Company:

     (a) entered into an agreement with Bolder Venture Partners ("BVP") to have BVP complete a financing plan which will include an initial private placement (b), an Initial Public Offering ("IPO") (c), and a Follow-On Placement. In partial consideration of BVP's services, the Company will issue BVP warrants to purchase 900,000 shares exercisable for a period of five years from July 28, 1999, which will vest in four equal tranches, subject to performance by BVP as follows:-

         (i) 25% of the Warrants will be exercisable upon execution by E-xact of this Agreement, at a price of U.S.$0.25 per share;

E-XACT TRANSACTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Information as at June 30, 1999 and for the six months ended June 30, 1999 is unuadited)
(Expressed in Canadian Dollars)
--------------------------------------------------------------------------------



         (ii) 25% of the Warrants will be exercisable upon completion of the Initial Placement, at a price per share equal to the private placement price (estimated to be U.S.$0.50 per share);

         (iii)25% of the Warrants will be exercisable upon completion of the IPO, at a price per share equal to the IPO price (estimated to be U.S.$1.00 per share); and

         (iv) the final 25% of the Warrants will be exercisable immediately upon completion of the Follow-On Placement, at a price equal to the private placement price.

         The first tranche is not contingent on obtaining financing and therefore will be accounted for as a compensatory finance fee equal to the fair market value of the shares on August 28, 1999 less the option price which approximates $84,000. The remaining tranches will be accounted for in a similar manner except any difference between the fair value and the option price will be offset against share capital as receiving the warrants is contingent on raising the applicable capital. Under this agreement BVP agreed to serve as corporate and financial advisors to the Company for a period of twelve months, commencing July 1, 1999 at a rate of $10,000 per month.

     (b) was reincorporated in the State of Delaware on July 28, 1999. As a result of certain changes to the par value of the shares of common stock, $60,317 was reclassified from common stock to additional paid-in capital. In addition, this event resulted in a deemed tax year end and a taxable gain for Canadian tax purposes, based on the excess of the fair market value of the Company's assets over their related tax cost. The Company estimates that a provision for Canadian taxes on the estimated taxable gain, net of available current tax losses of $350,000 will result.

     (c) completed a private placement of 1,552,000 common shares for gross proceeds of $776,000 U.S.; and

     (d) filed a preliminary prospectus with the British Columbia Securities Commission on October 14, 1999 covering the sale of 1,725,000 common shares for expected gross proceeds of $1,725,000 U.S.

         In conjunction with this filing, the Company entered into a Sponsorship Agreement with Canaccord Capital Corporation ("Canaccord"). Under the Sponsorship Agreement, the Company has agreed to pay Canaccord a sponsorship fee of U.S.$10,000, an administrative fee of U.S.$4,000 and an agent's commission of 7.5% of the gross proceeds. In addition, Canaccord has been granted a warrant to acquire up to 172,500 shares at a price of U.S.$1.00 per share, plus 75,000 common shares as a corporate finance fee.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) As permitted by the Delaware General Corporation Law, the Certificate of Incorporation of E-xact eliminates the liability of directors to E-xact or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Certificate of Incorporation provides that E-xact will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of E-xact against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. E-xact's Bylaws provide for a similar indemnity to directors and officers of E-xact to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Certificate of Incorporation also gives E-xact the ability to enter into indemnification agreements with each of its directors and officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Consultants                 $     26,100
Legal Fees                  $    110,400
Accounting Fees             $     60,000
Registration Fees           $      1,000
Listing Fees                $      2,000
Transfer Agent Fees         $      2,000
Printing                    $      1,000
                            ------------
                            $    202,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During the period from E-xact's incorporation through to the date of this Prospectus, E-xact has issued the following shares, after giving effect to the September 2, 1999 stock split of 21,000 to 1:

                                  Number of        Price Per          Total
                                 Issued Shares       Share        Consideration
                                 -------------     -----------    -------------

Prior sales:(1)                    4,200,000       Cdn. $0.25    Cdn. $1,050,000
                                   1,552,000       U.S. $0.50    U.S. $  776,000
                                 -----------                      --------------

Issued as at October 14, 1999:     5,752,000                     Cdn. $1,050,000
                                 ===========
                                                                 U.S. $  776,000
                                                                 ===============

Offering:                          1,725,000       U.S. $1.00    U.S. $1,725,000
Corporate Finance Shares              75,000                     U.S. $   75,000
                                 -----------                     ---------------
To be issued:                      1,800,000                     U.S. $1,800,000
                                 ===========                     ===============

The particulars of these share issuances are as follows:

1. E-xact issued 200 common shares to certain shareholders in consideration of the transfer of certain assets to the E-xact. These shares were subject to a 21,000:1 share split effective September 2, 1999. These shares have been assigned a deemed price of Cdn. $0.25 per share to reflect the estimated value of the shares as at June 15, 1999.

2. E-xact issued 1,552,000 shares of common stock to a total of 37 individuals at a price of U.S. $0.50 per share to raise seed capital of $776,000.

3. E-xact issued all presently outstanding shares in exempt transactions under Section 4(a) of the Securities Act of 1933 and Regulation D, as no public offering was involved.

ITEM 27.    EXHIBITS


Exhibit
Number         Description of Exhibit
-----------    -----------------------------------------------------------------------------------------------

1              Agency Agreement dated October 13, 1999 between E-xact Transactions Ltd. and Canaccord
               Capital Corporation*
3.1            Certificate of Domestication of E-xact Transactions Ltd.*
3.2            Certificate of Incorporation of E-xact Transactions Ltd.*
3.3            Bylaws*
5.1            Legal Opinion of Davis, Graham & Stubbs LLP*



                                               II-2



10.1           Sponsorship Agreement dated August 9, 1999 between E-xact Transactions Ltd., Inc.
               and Canaccord Capital Corporation*
10.2           Lease dated April 22, 1999 between Harbour Centre Complex Limited as attorney-in-
               fact for Lord Realty Holdings Limited and Privest Properties Ltd. (Landlord) and E-xact
               Transactions Ltd.*
10.3           Stock Option Plan*
10.4           Letter Agreement dated September 16, 1999 between E-xact Transactions Ltd. And Ted
               Henderson.*
10.5           Letter Agreement dated July 28, 1999 between E-xact Transactions Ltd. And Bolder
               Venture Partners, LLC.*
10.6           Management Agreement dated April 15, 1999 between DataDirect Holdings, Inc. and
               Peter Fahlman, and Robert Roker, and E-xact Transactions Ltd.*
23             Consent of Deloitte & Touche LLP (chartered accountants)*

----------------------
* Filed herewith.


                                 UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of E-xact pursuant to E-xact's Bylaws or Certificate of Incorporation, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (5) To file a post-effective amendment to include any financial statements required to be filed pursuant to section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

      (6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the 21st day of October, 1999.

                                       E-XACT TRANSACTIONS LTD.



                                       By:      /s/Ted Henderson
                                          -------------------------------------
                                          Name: Ted Henderson
                                          Title:  President and Chief Executive
                                                  Officer




             Signatures                                          Title                            Date
-------------------------------------------          ----------------------------     --------------------------



/s/Ted Henderson
-------------------------------------------               President and Chief              October 21, 1999
Ted Henderson                                             Executive Officer


/s/Peter Fahlman                                          Vice-President,                  October 21, 1999
-------------------------------------------               Director and Chief
Peter Guy Fahlman                                         Financial Officer


/s/Dieter Heidrich
------------------------------------------                Director                         October 21, 1999
Dieter Heidrich


/s/Lance Tracey
-------------------------------------------               Director                         October 21, 1999
Lance Tracey


/s/Cliff Mah
-------------------------------------------               Director                         October 21, 1999
Cliff Mah


/s/Paul MacNeill
-------------------------------------------               Director                         October 21, 1999
Paul C. MacNeill